UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

VIASYSTEMS GROUP, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS
AND
PROXY STATEMENT

April 30, 2010

Dear Stockholder:

You are cordially invited to attend Viasystems Group, Inc.’s Annual Meeting of Stockholders, which is being held on Wednesday, June 23, 2010, at 10:00 a.m. (local time), at The Sheraton Clayton Plaza Hotel, 7730 Bonhomme Avenue, St. Louis, Missouri 63105.

At this year’s Annual Meeting, you will be asked to (i) elect twelve directors, (ii) ratify the appointment of Ernst & Young LLP as Viasystems’ independent registered public accounting firm for 2010, and (iii) approve Viasystems’ 2010 Equity Incentive Plan.

As owners of Viasystems, your vote is important. Whether or not you are able to attend the Annual Meeting in person, it is important that your shares be represented. Please vote as soon as possible. Instructions on how to vote are contained herein.

We appreciate your continued support and interest in Viasystems.

                    Very truly yours,
          David M. Sindelar         Christopher J. Steffen
          Chief Executive Officer       Chairman of the Board

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS
OF
VIASYSTEMS GROUP, INC.
A Delaware Corporation

DATE:	June 23, 2010
TIME:	10:00 a.m., local time
PLACE:	The Sheraton Clayton Plaza Hotel 7730 Bonhomme Avenue St. Louis, Missouri 63105
ITEMS OF BUSINESS:	1.To elect twelve directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified or until any of their death, resignation or removal.

2.To consider and vote upon the ratification of the appointment of Ernst & Young LLP as Viasystems Group, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

3.To approve the Viasystems 2010 Equity Incentive Plan.
4.To transact such other business as may properly come before the meeting or any postponement or adjournment therof.
RECORD DATE:	Holders of record of Viasystems’ stock at the close of business on April 29, 2010 are entitled to vote at the meeting.
ANNUAL REPORT:
Viasystems’ Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which is not a part of the proxy soliciting material, is enclosed. The Annual Report may also be obtained from Viasystems’ website at www.viasystems.com. Stockholders may also obtain, without charge, a copy of the Annual Report by contacting Investor Relations at Viasystems’ headquarters.

PROXY VOTING:
Whether or not you plan to attend the annual meeting, please vote as soon as possible. As an alternative to voting in person at the annual meeting, you may vote via the Internet or, if you receive a paper proxy card in the mail, by mailing a completed proxy card. For detailed information regarding voting instructions, please refer to the section entitled “How do I vote?” on page 4 of the proxy statement. You may revoke a previously delivered proxy at any time prior to the annual meeting. If you decide to attend the annual meeting and wish to change your proxy vote, you may do so automatically by voting in person at the annual meeting.

Daniel J. Weber Secretary

April 30, 2010
St. Louis, Missouri

WHO CAN HELP ANSWER YOUR QUESTIONS?	v
THE ANNUAL MEETING AND VOTING - QUESTIONS AND ANSWERS	1
CORPORATE GOVERNANCE	5
PROPOSAL 1: ELECTION OF DIRECTORS	11
MANAGEMENT	15
EXECUTIVE COMPENSATION COMPENSATION DISCUSSION & ANALYSIS	17 17
COMPENSATION COMMITTEE REPORT	24
    SUMMARY COMPENSATION TABLE
    GRANTS OF PLAN-BASED AWARDS
    DISCUSSION OF SUMMARY COMPENSATION AND GRANTS OF PLAN-BASED AWARDS TABLES
    OUTSTANDING EQUITY AWARDS
    OPTION EXERCISES AND STOCK VESTED
    PENSION BENEFITS
    NONQUALIFIED DEFERRED COMPENSATION
    POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
DIRECTOR COMPENSATION
26 28 28 31 31 32 32 32 36
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	37
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS	38
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	41
AUDIT COMMITTEE REPORT	42
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	43
PROPOSAL 3: APPROVAL OF THE VIASYSTEMS GROUP, INC. 2010 EQUITY INCENTIVE PLAN	45
OTHER MATTERS	53
SOLICITATION COSTS	53
HOUSEHOLDING	53
STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING	53
APPENDIX A: VIASYSTEMS GROUP, INC. 2010 EQUITY INCENTIVE PLAN	55
GENERAL DIRECTIONS TO THE ANNUAL MEETING	68
PROXY NOTICE AND PROXY CARD	69

WHO CAN HELP ANSWER YOUR QUESTIONS?

If you have any questions about the 2010 Annual Meeting of Stockholders, need assistance in voting your shares, or would like additional copies of this proxy statement or Viasystems’ Annual Report on Form 10-K for the fiscal year ended December 31, 2009, you should contact:

Viasystems Group, Inc.
101 South Hanley Road, Suite 400
St. Louis, Missouri 63105
Attention: Investor Relations
Phone Number: (314) 719-1869

VIASYSTEMS GROUP, INC.
101 SOUTH HANLEY ROAD, SUITE 400
ST. LOUIS, MISSOURI 63105

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 23, 2010
10:00 A.M.
___________

THE ANNUAL MEETING AND VOTING - QUESTIONS AND ANSWERS

Why did I receive the Notice of Internet Availability of Proxy Materials or this proxy statement?

Viasystems Group, Inc., a Delaware corporation (the “Company” or “Viasystems”), has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the solicitation of proxies by the board of directors of the Company (the “Board”) for use at the Company’s 2010 Annual Meeting of Stockholders (the “Annual Meeting”), and at any postponement or adjournment of the Annual Meeting. The Company is first making these materials available to stockholders (and is mailing the Notice of Meeting and Internet Availability of Proxy Materials (the “Notice”)) on or about May 10, 2010. The Notice contains instructions on how to access the Company’s proxy statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (the “Annual Report”) and vote online. By furnishing the Notice, the Company is lowering the costs and reducing the environmental impact of the Annual Meeting.

The Company intends to start mailing a paper or electronic copy of its proxy statement and the Annual Report to those stockholders who have requested a paper or electronic copy on or about May 10, 2010.

When and where will the Annual Meeting be held?

The Annual Meeting will be held on June 23, 2010 at 10:00 a.m. (local time), at The Sheraton Clayton Plaza Hotel, 7730 Bonhomme Avenue, St. Louis, Missouri 63105. If you plan to attend the Annual Meeting and have a disability or require special assistance, please contact the Company’s Investor Relations department at (314) 719-1869.

What proposals will be voted on at the Annual Meeting?

At the Annual Meeting, the stockholders of the Company will consider and vote upon:

1.	The election of twelve directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified or until any of their death, resignation or removal.

2.	The ratification of the appointment of Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm for 2010.

3.	The approval of the Company 2010 Equity Incentive Plan (the “2010 Plan”).

4.	Such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board is not aware of any matter that will be presented at the Annual Meeting that is not described above. If any other matter is presented at the Annual Meeting, the persons named as proxies on the enclosed proxy card will, in the absence of stockholder instructions to the contrary, vote the shares for which such persons have voting authority in accordance with their discretion on any such matter.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials over the Internet. Accordingly, we sent the Notice to our stockholders of record and beneficial owners as of April 29, 2010 (the “Record Date”). All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found on the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

How can I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to:

•	view our proxy materials for the Annual Meeting on the Internet; and

•	instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meeting of stockholders on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Who is entitled to vote at the Annual Meeting?

If you were a stockholder of the Company at the close of business on the Record Date, you are entitled to notice of, and to vote at, the Annual Meeting. You have one vote for each share of common stock of the Company (“Shares”) you held at the close of business on the Record Date on each matter that is properly submitted to a vote at the Annual Meeting, including Shares:

•	held directly in your name as the stockholder of record, and

•	held for you in an account with a broker, bank or other nominee.

On the Record Date there were 19,979,015 Shares outstanding and entitled to vote at the Annual Meeting. The Shares are the only outstanding class of voting securities of the Company.

Who may attend the Annual Meeting?

Only stockholders of record, or their duly authorized proxies, may attend the Annual Meeting. Registration and seating will begin at 9:30 a.m.  To gain admittance, you must present valid picture identification, such as a driver’s license or passport. If you hold Shares in “street name” (through a broker or other nominee), you will also need to bring a copy of a brokerage statement (in a name matching your photo identification) reflecting your stock ownership as of the Record Date. If you are a representative of a corporate or institutional stockholder, you must present valid photo identification along with proof that you are a representative of such stockholder.

Please note that cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

How many Shares must be present to hold the Annual Meeting?

The presence in person or by proxy of holders of a majority of the outstanding Shares entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business. Your Shares are counted as present at the meeting if you:

•	are present in person at the Annual Meeting, or

•	have properly executed and submitted a proxy card, or authorized a proxy over the telephone or the Internet, prior to the Annual Meeting.

Abstentions and broker non-votes are counted as present for purposes of determining whether a quorum is present at the Annual Meeting.

If a quorum is not present when the Annual Meeting is convened, the stockholders entitled to vote at the Annual Meeting who are present, or, if no stockholder entitled to vote is present, any officer of the Company may adjourn the meeting. If a motion is made to adjourn the Annual Meeting, the persons named as proxies on the enclosed proxy card will have discretion to vote on such adjournment all Shares for which such persons have voting authority.

What are broker non-votes?

If you have Shares that are held by a broker, you may give the broker voting instructions and the broker must vote as you directed. If you do not give the broker any instructions, the broker may vote at its discretion on all routine matters, such as the ratification of an independent registered public accounting firm. The election of directors is no longer considered a routine matter. For non-routine matters, the broker may NOT vote using its discretion. This is referred to as a broker non-vote.

How are abstentions and broker non-votes counted?

Abstentions and broker non-votes will not have any effect on the election of directors. Abstentions will have the same effect as a vote against the proposal to ratify the appointment of the independent registered public accounting firm and the proposal to approve the 2010 Plan. Broker non-votes will not have any effect on the proposal to approve the 2010 Plan.

How many votes are required to approve each proposal?

Directors will be elected by a plurality of the votes of the Shares present or represented by properly completed proxy and entitled to vote on the election of directors if a quorum is present at the Annual Meeting. This means that the twelve nominees who receive the largest number of “FOR” votes will be elected as directors.  Stockholders cannot cumulate votes in the election of directors.

Ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for 2010 requires “FOR” votes from the holders of a majority of the outstanding Shares entitled to vote who are present or represented by properly completed proxy if a quorum is present at the Annual Meeting. If the ratification of the appointment of Ernst & Young does not receive the requisite number of votes, the Board and the Audit Committee of the Board (the “Audit Committee”) will reconsider its appointment.

Approval of the 2010 Plan requires “FOR” votes from the holders of a majority of the outstanding Shares entitled to vote who are present or represented by properly completed proxy if a quorum is present at the Annual Meeting. If the approval of the 2010 Plan does not receive the requisite number of votes, the Board and the Compensation Committee of the Board (the “Compensation Committee”) will reconsider the 2010 Plan.

How do I vote?

If you are a stockholder of record, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive. If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice, or, if you request printed copies of the proxy materials by mail, you can also authorize a proxy to vote by mail or by telephone.

Each Share represented by a properly completed written proxy or properly authorized proxy by telephone or over the Internet will be voted at the Annual Meeting in accordance with the stockholder’s instructions specified in the proxy, unless such proxy has been revoked. If no instructions are specified, such Shares will be voted FOR the election of each of the nominees for director, FOR ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for 2010, FOR the approval of the 2010 Plan and in the discretion of the proxy holder on any other business that may properly come before the meeting.

How can I revoke a previously submitted proxy?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may submit a proxy again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the meeting will be counted), or by signing and returning a new proxy card with a later date, or by attending the meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote at the meeting or specifically request in writing that your prior proxy be revoked.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card from the Company, it means your Shares are not all registered in the same way (for example, some are held in your name and others are held jointly with a spouse) and are in more than one account. Please sign and return all proxy cards you receive to ensure that all Shares held by you are voted.

How does the Board recommend that I vote?

The Board recommends that you vote FOR each of the director nominees, FOR ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for 2010 and FOR the approval of the 2010 Plan.

CORPORATE GOVERNANCE

Viasystems is committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders well and maintaining the Company’s integrity in the marketplace.

Introductory Note

On February 16, 2010, we acquired Merix Corporation (“Merix”) in a transaction pursuant to which Merix became a wholly owned subsidiary of Viasystems (the “Merix Acquisition”). In connection with the Merix Acquisition, on February 17, 2010, our common stock was listed and began trading on The NASDAQ Stock Market LLC (the “NASDAQ”) under the symbol VIAS. Also in connection with the Merix Acquisition, we implemented a number of corporate governance changes. Unless otherwise indicated, the description of our corporate governance in this proxy statement takes into consideration the changes implemented in connection with the Merix Acquisition.

Board Leadership Structure and Role in Risk Oversight

We believe that the composition of the Board and its committees result in a strong leadership structure for the Company. The Board consists of twelve members, eight of whom were members of the Board prior to the consummation of the Merix Acquisition, three of whom were directors from Merix’s board of directors prior to the Merix Acquisition, and one who is a newly re-elected former member of the Board. The Board is comprised of one Chairman (who is not the Chief Executive Officer of the Company), nine additional non-employee members, the Chief Executive Officer of the Company and the Chief Operating Officer of the Company.

Pursuant to the Stockholder Agreement, dated February 11, 2010 (the “2010 Stockholder Agreement”), entered into in connection with the Merix Acquisition and related transactions by and among the Company and VG Holdings, LLC, (“VG Holdings”) an entity formed by affiliates of Hicks, Muse, Tate & Furst, Incorporated (“HMTF”), affiliates of GSC Recovery II, L.P. (“GSC”) and TCW Shared Opportunities Fund III, L.P. (“TCW” and together with HMTF and GSC, the “Funds”), VG Holdings has the right to designate, subject to certain reductions, five individuals to serve on the Board. The remaining seven directors are nominated by the Nominating and Corporate Governance Committee. See the section entitled “Corporate Governance - Director Nomination Process” beginning on page 8 of this proxy statement for more information on our director nomination process.

Biographies of our directors can be found in the section entitled “Proposal 1: Election of Directors” beginning on page 11 of this proxy statement. The Board has established four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee (the “Nominating and Corporate Governance Committee”) and the Executive Committee (the “Executive Committee”). The current committee membership, the number of meetings during the last fiscal year and the function of each of the standing committees are described under the section entitled “Corporate Governance - Board Meetings and Committees” beginning on page 8 of this proxy statement.

As part of its general oversight duties, the Board oversees the Company’s risk management. The Board regularly invites key members of the Company’s management to its meetings in order to inform the Board of any operational and/or financial risks that the Company is facing, and the Board reviews and directs management to address and mitigate such risks. The Board has designated the Audit Committee as the committee primarily responsible for supervising the establishment and implementation by management of risk management systems and reviewing the effectiveness of those systems. The Company has also adopted a Risk Management Policy (the “Risk Management Policy”) which seeks to provide a framework to guide and assist management, under the supervision of the Audit Committee, in mitigating various risks. The Risk Management Policy requires that the Audit Committee actively monitor the Company’s risk profile and confirm that management has implemented an effective system of internal control. The Risk Management Policy addresses various types of risk, including enterprise risk, financial risk, operational risk, information technology risk, occupational health and safety risk and sustainability risk. The Risk Management Policy is available on the Company’s website at www.viasystems.com.

In addition, as part of its oversight of the Company’s executive compensation program, the Compensation Committee considers the impact of the Company’s executive compensation program, and the incentives created by the compensation awards that it administers, on the Company’s risk profile. The Company reviews all of its compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company.

Corporate Governance Policies

In addition to our Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Second Amended and Restated Bylaws (the “Bylaws”), we have adopted Corporate Governance Guidelines and Principles (the “Guidelines”), which are posted on our website at www.viasystems.com, to address significant corporate governance matters. The Guidelines provide a framework for the Company’s corporate governance and cover topics including, but not limited to, director responsibilities, executive sessions and independent board leadership, formal evaluation of the Chief Executive Officer, director qualification standards, director orientation and continuing education and committees of the Board. The Nominating and Corporate Governance Committee is responsible for overseeing and reviewing the Guidelines and reporting and recommending to the Board any changes to the Guidelines.

The Company has adopted a Supplemental Code of Ethics (the “Supplemental Code”) applicable to its Chief Executive Officer, Chief Financial Officer and other senior officers of the Company and its subsidiaries and affiliates. The Supplemental Code is posted on the Company’s website at www.viasystems.com. The Company intends to post amendments to, and waivers from, the Supplemental Code that require disclosure under applicable SEC rules on its website. In addition, the Company has a Code of Business Conduct (the “Code of Conduct”) applicable to all employees, officers and directors that addresses legal and ethical issues employees may encounter in carrying out their duties and responsibilities. Subject to applicable law, employees are required to report any conduct they believe to be a violation of the Code of Conduct. The Code of Conduct is posted on the Company’s website at www.viasystems.com.

The Nominating and Corporate Governance Committee formally reviews the performance of each director in determining whether to renominate directors for election. Pursuant to the Guidelines, the Board also has a policy that directors who substantially change their principal occupation or business association should voluntarily submit an offer to resign to the Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will review whether it would be appropriate for the director to continue serving on the Board and recommend to the Board whether, in light of the circumstances, the Board should accept the proposed resignation or request that the director continue to serve.

The Company does not have a policy with regard to directors’ attendance at the annual meeting of stockholders. This will be the first annual meeting of stockholders occurring after the Merix Acquisition.

The Company indemnifies its directors and officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to the Company. This is required under the Certificate of Incorporation and the Bylaws.

Director Independence

In accordance with the rules of the NASDAQ, the Board makes an annual determination as to the independence of the directors and nominees for election as a director. No director will be deemed to be independent unless the Board affirmatively determines that director has no relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. The Board observes all criteria for independence established by the NASDAQ listing standards and other governing laws and regulations.

In its annual review of director independence, in accordance with the Guidelines and subject to the interpretive materials of the NASDAQ, the Board will not consider a director to be independent if he or she (i) is, or during the past three years was, employed by the Company, (ii) accepted, or has a family member who accepted, any compensation from the Company of more than $120,000 annually during the current or any of the past three years, other than director compensation and certain other exceptions, (iii) is a family member of an individual who is, or during the past three years was, an executive officer of the Company, (iv) is, or has a family member who is, a partner, controlling shareholder or executive officer of any organization considered a significant supplier or customer to which the Company made, or from which the Company received, payments in the current or any of the past three years that exceed the greater of five percent of the recipient’s gross revenues or $200,000, with certain exceptions, (v) is, or has a family member who is, an employee of another entity, where, during the past three years, any of the Company’s executive officers served on that entity’s compensation committee or (vi) is, or has a family member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during the past three years. In addition, the Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent director,” including but not limited to those set forth in pertinent listing standards of the NASDAQ in effect from time to time. The Company’s policy on director independence is included in the Guidelines and is available on our website at www.viasystems.com.

    As a result of its annual review of director independence, the Board has determined that Messrs. Burger, Cummings, McCormick, McGinn, Steffen and Vieser and Ms. Dyess are independent directors. Mr. Sindelar is not independent because he is serving as the Chief Executive Officer of the Company. Mr. Conlon is not independent because he is serving as the Chief Operating Officer of the Company. Messrs. Herring and Frank are not independent because each serves as a member of the board of managers of VG Holdings, which holds approximately 77.9% of the outstanding Shares. Mr. Furst is not independent because he holds a direct or indirect interest in HMTF, one of the members of VG Holdings, and may be deemed to have voting and dispositive power over any Shares beneficially owned by HMTF.

    In making this determination, the Board took into account that five of the non-employee directors, Messrs. McCormick, McGinn, Steffen and Vieser and Ms. Dyess, have no relationship with the Company except as a director and stockholder of the Company and that the remaining two independent directors, Messrs. Burger and Cummings, have relationships with the Company that are consistent with the NASDAQ independence standards. With respect to Mr. Cummings, the Board considered the fact that Mr. Cummings retired from GSC in July 2009 and GSC does not own a majority of the interests in VG Holdings. With respect to Mr. Burger, the Board considered that Mr. Burger’s employment relationship with Merix Corporation was terminated in connection with the Merix Acquisition.

Board Meetings and Committees

The Board held six meetings during 2009. In addition to meetings of the full Board, directors attended meetings of individual Board committees. Each director attended at least 75% of the total number of meetings of the full Board and committees on which he or she serves.

The Board has established four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Executive Committee. The Audit, Compensation, Nominating and Corporate Governance and Executive Committees operate under written charters adopted by the Board. All of the committee charters are available on the Company’s website at www.viasystems.com.

Audit Committee. The Audit Committee assists the Board in overseeing (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independence, qualifications and performance of our independent registered public accounting firm, (iv) the performance of our internal audit function and (v) our risk management policies. The Audit Committee currently consists of Messrs. McCormick, McGinn, Steffen and Vieser. All of the members of our Audit Committee are independent under the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the NASDAQ rules. Mr. Steffen is the designated financial expert on the Audit Committee. The Audit Committee held six meetings during 2009. See the section entitled “Audit Committee Report” beginning on page 42 of this proxy statement for more information about the Audit Committee.

Compensation Committee. The Compensation Committee (i) reviews and approves the compensation of our executive officers and other key employees, (ii) evaluates the performance of our Chief Executive Officer and oversees the performance evaluation of senior management and (iii) administers and makes recommendations to the Board with respect to incentive-compensation plans, equity-based plans and other compensation benefit plans. The Compensation Committee currently consists of Ms. Dyess and Messrs. Cummings, McGinn and Steffen. The Compensation Committee held five meetings during 2009. See the section entitled “Compensation Committee Report” beginning on page 24 of this proxy statement for more information about the Compensation Committee.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee assists the Board in (i) identifying and recommending candidates to fill vacancies on the Board and for election by the stockholders, (ii) recommending committee assignments for directors to the Board, (iii) monitoring and assessing the performance of the Board and individual non-employee directors, reviewing compensation received by directors for service on the Board and its committees and (iv) developing and recommending to the Board appropriate corporate governance policies, practices and procedures. The Nominating and Corporate Governance Committee currently consists of Messrs. Cummings, McCormick, McGinn, and Steffen and Ms. Dyess. The Nominating and Corporate Governance Committee was formed on February 16, 2010, and therefore did not hold any meetings during 2009.

Executive Committee. The Executive Committee acts on routine matters of the Board when the Board is not in session. The Executive Committee currently consists of Messrs. Steffen, Furst, Cummings and Sindelar.  The Executive Committee held two meetings during 2009.

Director Nomination Process

Pursuant to the 2010 Stockholder Agreement, VG Holdings has the right, subject to certain reductions, to designate five individuals to serve on the Board. The five nominees designated by VG Holdings for election at the Annual Meeting are Messrs. Furst, Cummings, Herring, Frank and Steffen. The remaining seven nominees are designated by the Nominating and Corporate Governance Committee.

The Board has a policy of considering director nominees recommended by our stockholders. A stockholder who wishes to recommend a prospective director nominee for the Nominating and Corporate Governance Committee’s consideration can write to the Nominating and Corporate Governance Committee, c/o Daniel J. Weber, Secretary, Viasystems Group, Inc., 101 South Hanley Road, Suite 400, St. Louis, Missouri 63105. Stockholders who wish to submit a proposal for inclusion of a nominee for director in our proxy materials must also comply with the deadlines and requirements of the Bylaws and of Rule 14a-8 promulgated by the SEC. See the section entitled “Stockholder Proposals for Next Annual Meeting” beginning on page 53 of this proxy statement for more information regarding the procedures for submission by a stockholder of a director nominee or other proposals.

In addition to considering nominees recommended by stockholders, the Nominating and Corporate Governance Committee considers prospective board nominees recommended by current directors, management and other sources. The Nominating and Corporate Governance Committee evaluates all prospective board nominees in the same manner regardless of the source of the recommendation.

The Nominating and Corporate Governance Committee has established criteria and qualification for membership on the Board. In establishing these criteria, the Nominating and Corporate Governance Committee considers diversity in experience an important facet in the overall makeup of the Board. The Nominating and Corporate Governance Committee has considered the diverse experience of the current members of the Board and believes that its goals of attracting and maintaining a Board with diverse experience have been achieved. In evaluating prospective nominees, the Nominating and Corporate Governance Committee also looks for the following minimum qualifications, qualities and skills: integrity, objectivity, sound judgment, and leadership.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2009, Messrs. Steffen, Herring, Cummings and McGinn served on the Compensation Committee. Mr. Steffen currently holds the position of the non-executive Chairman of the Board and has been our Chairman since December 2003. Except as disclosed below, no Compensation Committee member (i) was our officer or employee, (ii) was formerly our officer or (iii) had any relationship requiring disclosure under the SEC’s rules governing disclosure of related person transactions. Mr. Herring is a partner at HM Capital Partners LLC (“HMC”) (formerly HMTF) and, as a result of such relationship, may have a direct or indirect interest in the termination of the Monitoring and Oversight Agreement as described in the section entitled “Transactions with Related Persons, Promoters and Certain Control Persons” beginning on page 38 of this proxy statement. During the fiscal year ended December 31, 2009, we did not have any “interlocking” relationships in which (i) our executive officer served as a member of the compensation committee of another entity, one of whose executive officers served on our Compensation Committee, (ii) our executive officer served as a director of another entity, one of whose executive officers served on our Compensation Committee or (iii) our executive officer served as a member of the compensation committee of another entity, one of whose executive officers served as our director.

Stockholder Communications with the Board

The Guidelines include a policy which permits stockholders and other interested parties to contact any member (or all members) of the Board (including the non-management directors as a group), any committee of the Board or any chairperson of any committee. If you are a stockholder or interested party and would like to contact the Board, any individual director or any group or committee of directors, you may send correspondence addressed to the Board or any individual director or group or committee of directors by name or title. Correspondence addressed to the non-management directors as a group should be marked to the attention of the Chairman of the Board. All such correspondence should be sent c/o Daniel J. Weber, Secretary, Viasystems Group, Inc., 101 South Hanley Road, Suite 400, St. Louis, Missouri 63105.

All communications received by the Secretary will be opened for the sole purpose of determining whether the contents represent a message to the directors of the Company. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the full Board or any group or committee of directors, the Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed. This policy, which is included in the Guidelines, is also posted on the Company’s website at www.viasystems.com.

Posted Documents

You may also obtain a free copy of any of the aforementioned posted documents by sending a letter to the Company’s Investor Relations Department, 101 South Hanley Road, Suite 400, St. Louis, Missouri 63105. Please note that the information on the Company’s website is not incorporated by reference in this proxy statement.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board currently consists of twelve members, eight of whom were members of the Board prior to the consummation of the Merix Acquisition, three of whom were directors from Merix’s board of directors prior to the Merix Acquisition, and one who is a newly-reappointed former member of the Board.

At the Annual Meeting, twelve directors are to be elected to hold office. The nominees for election are David M. Sindelar, Timothy L. Conlon, Christopher J. Steffen, Michael D. Burger, Robert F. Cummings, Jr., Kirby A. Dyess, Jack D. Furst, Edward Herring, William C. McCormick, Richard A. McGinn, Peter Frank and Richard W. Vieser.

Under the Bylaws, each of the Company’s directors is elected to serve at an annual meeting of stockholders and will serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal. Each nominee has agreed to serve on the Board if elected. If any of the nominees become unable or unwilling to stand for election as a director (an event not now anticipated by the Board), proxies will be voted for a substitute as designated by the Board.  Set forth below is information as of April 30, 2010 regarding the nominees for election, which has been confirmed by each of them for inclusion in this proxy statement.

Director Nominees

David M. Sindelar, 52, has been a director since August 2001 and Chief Executive Officer of the Company since July 2001. He also served as our Senior Vice President and Chief Financial Officer from January 1997 through June 2001. Previously, Mr. Sindelar served as Chief Executive Officer of International Wire Group, Inc. and LLS Corp. He also served as Senior Vice President and Chief Financial Officer of Berg Electronics Corp. Mr. Sindelar is a member of the board of trustees of Saint Louis University and is Chairman of the board of directors of St. Anthony’s Medical Center.  Mr. Sindelar served as the Chief Financial Officer of the Company when we filed a bankruptcy petition on October 11, 2002.  In addition, Mr. Sindelar served as a member of the board of directors of International Wire Group, Inc. and as a director, Senior Vice President, Chief Financial Officer and Chief Executive Officer of LLS Corporation, each of International Wire Group, Inc. and LLS Corporation and certain of its subsidiaries filed a bankruptcy petition in the previous ten years.

Mr. Sindelar’s experience as Chief Executive Officer and Chief Financial Officer of this and other companies in the electronics industry are valuable qualifications for his role on the Board.

Timothy L. Conlon, 58, has been a director, President and Chief Operating Officer of the Company since October 1998. Prior to joining the Company, Mr. Conlon was President and Chief Operating Officer of Berg Electronics Corp. from January 1997 through October 1998. Mr. Conlon also served as Executive Vice President and Chief Operating Officer of Berg Electronics Group, Inc., a wholly-owned subsidiary of Berg Electronics Corp., from October 1993 through January 1997. Mr. Conlon is a member of the board of trustees of Maryville University and an advisor to Celerant Consulting.  Mr. Conlon was an officer of the Company when we filed a bankruptcy petition on October 11, 2002.

Mr. Conlon’s knowledge of the electronics and information-technology hardware industries and his experience as a leader of global operations qualify him to be a director.

Christopher J. Steffen, 68, has been Chairman of the Board since December 2003 and a director since October 2003. Mr. Steffen acts as the financial expert on the Audit Committee and holds such position as an independent director of the Company. Mr. Steffen has been an advisor to Wall Street Management and Capital, Inc. since 2002. Mr. Steffen currently serves as a director of W.R. Grace and Co. and Accelrys, Inc. From 1993 to 1996, Mr. Steffen served as the Vice Chairman and director of Citicorp and its principal subsidiary, Citibank, N.A. In 1993, Mr. Steffen served as Senior Vice President and Chief Financial Officer of Eastman Kodak. From 1989 to 1993, Mr. Steffen served as Executive Vice President and Chief Financial and Administrative Officer and director of Honeywell, Inc. Mr. Steffen previously served as a Chairman of the board of directors of Veltri Metal Products, Inc., which filed a bankruptcy petition on January 13, 2004.

Mr. Steffen is well qualified to serve as Chairman of the Board because of his depth of management experience with global manufacturing companies, his experience as a Chief Financial Officer of Honeywell, Inc., and his board experience with large-cap and small-cap companies. As an independent director and non-executive Chairman of the Board, Mr. Steffen promotes discussion, provides effective leadership and maintains a sense of urgency about achieving our goals.

Michael D. Burger, 51, was appointed as a director in February 2010. He served as director, President and Chief Executive Officer of Merix from April 2007 until February 2010. From November 2004 until joining Merix, Mr. Burger served as director and President of the Components Business of Flextronics Corporation, a leading provider of advanced design and electronics manufacturing services to original equipment manufacturers. Prior to Flextronics, from 1999 to November 2004, Mr. Burger was employed by ZiLOG, Inc., a supplier of devices for embedded control and communications applications. From May 2002 until November 2004, Mr. Burger served as ZiLOG’s President and a member of its board of directors.

Mr. Burger’s experience as former Chief Executive Officer of a global printed circuit board manufacturer and his experience with other electronic manufacturers makes him a valued member of the Board.

Robert F. Cummings, Jr., 60, has been a director since January 2003. Mr. Cummings currently serves as a director of Corning, Inc. and GSC Investment Corp. He retired from GSC in July 2009 as a Senior Managing Director. Mr. Cummings joined GSC in 2002. Mr. Cummings served as a member of the board of directors of RR Donnelley and Company, Inc. within the past five years. For the prior 28 years, Mr. Cummings was with Goldman, Sachs & Co., where he was a member of the Corporate Finance Department.

Mr. Cummings’ extensive corporate finance experience, both as an investment banker and an investor, provides Mr. Cummings with a wealth of knowledge relevant to the Company and service on the Board.

Kirby A. Dyess, 63, was appointed as a director in February 2010. Ms. Dyess served as a director of Merix from 2002 until February 2010. Ms. Dyess is a principal in her own early stage investment firm, Austin Capital Management LLC. Ms. Dyess served as Vice President of Intel Corporation and Director of Operations for Intel Capital from April 2001 until her retirement in December 2002. Ms. Dyess served as Vice President and Director of New Business Development of Intel Corporation from January 1997 to April 2001 and was Corporate Vice President and Director of Human Resources worldwide from 1993 to 1996. Ms. Dyess also serves on the boards of directors of publicly traded companies Portland General Electric and Itron, Inc., as well as privately held companies Prolifiq Software, Inc. and Compli, Inc.

Ms. Dyess’ experience directing Intel’s private equity investments in technology companies and her experience as a global human resources executive are strong qualifications for membership on the Board.

Peter Frank, 62, was a director of the Company during the first calendar quarter of 2009 and was reappointed as a director of the Company on April 15, 2010. Mr. Frank joined GSC Group in 2001. From 2005 until 2008, he served as the Senior Operating Executive for GSC’s Recovery funds. Since 2009 he has served as President of GSC Group. In addition, Mr. Frank is a member of the investment committees for GSC Recovery funds, GSC European Corporate Debt and GSC European Mezzanine funds. Prior to 2001, Mr. Frank was the Chief Executive Officer of Ten Hoeve Bros, Inc. and was an investment banker at Goldman, Sachs & Co. He is Chairman of the board of directors of Scovill Fasteners, Inc. and Worldtex, Inc., and a director of Color Spot Nurseries, Inc. Mr. Frank served as Chairman of the board of directors of Atlantic Express Transportation Corp. within the past five years.

Mr. Frank’s private equity and investment banking experience coupled with his active oversight experience with other companies as a Chairman of the board of directors and a member of the boards of directors qualify him to serve on the Board.

Jack D. Furst, 51, was a director of the Company from 1996 to February 2003 and resumed his position as a director of the Company in February 2005. Mr. Furst was affiliated with HMC since 1989, the year in which it was formed, and was involved in all aspects of HMC’s business, including originating, structuring and monitoring HMC’s investments through the end of 2008. Mr. Furst has over 20 years of experience in leveraged acquisitions and private investments. Prior to joining HMC, Mr. Furst served as a Vice President and subsequently a Partner of Hicks & Haas from 1987 to 1989. From 1984 to 1986, Mr. Furst was a merger and acquisitions/corporate finance specialist for The First Boston Corporation in New York. Before joining First Boston, Mr. Furst was a Financial Consultant at PricewaterhouseCoopers. Mr. Furst has served as a member of the board of directors of Activant Solutions, Inc., Home Interior and Gifts, Inc. and Regency Energy Partners in the previous five years.  In addition, Mr. Furst served on the board of directors of the Company when we filed a bankruptcy petition on October 11, 2002.  Mr. Furst also served on the boards of directors of International Wire Group, Inc. and LLS Corporation, each of which filed a bankruptcy petition in the previous ten years.

Mr. Furst has been engaged with the Company since its inception in 1996 and has extensive experience with several manufacturers of electronic components which allow him to provide us a unique breadth of knowledge in the industry and of the Company. In addition, Mr. Furst has extensive capital markets experience, including mergers and acquisitions and private-to-public transitions, which is a valuable qualification for service on the Board.

Edward Herring, 39, has been a director since August 2006. Mr. Herring is a Partner of HMC, which he joined in 1998. Mr. Herring currently serves as a director of BlackBrush Energy, TexStar Midstream Services, TriDimension Energy, Swett and Crawford, Advanced H2O and Capital For Kids. Mr. Herring previously served as a director of Regency Energy Partners and Swift and Company. From 1996 to 1998, Mr. Herring attended Harvard Business School and earned a Masters in Business Administration degree. From 1993 to 1996 Mr. Herring was an investment banker with Goldman, Sachs & Co.

Mr. Herring has a long history of involvement with the Company and has a great understanding of the electronics industry. In addition, Mr. Herring’s private equity, investment banking and capital markets experience qualify him to serve as a director of the Company.

William C. McCormick, 76, was appointed as a director in February 2010. He served as a director of Merix from 1997 until February 2010 and as Chairman of the board of directors of Merix from 2007 until February 2010. Mr. McCormick currently serves on the Advisory Committees of Aquitas Capital Management and Riverlake Partners LLC, which are buyout and capital management firms of small-to-medium-sized manufacturing companies. Mr. McCormick served as Chairman of Precision Castparts Corporation from October 1994 until his retirement in 2003 and as Chief Executive Officer from August 1991 until retiring from that position in August 2002. Mr. McCormick is President of the William C. & Jani E. McCormick Foundation. Mr. McCormick is the Chairman the board of directors of EnergyConnect Group Inc. (formerly Microfield Group, Inc.), Vice Chairman of TECT Aerospace and President of Homestead Capital. Mr. McCormick serves as a director on the boards of directors of Albertina Kerr Foundation, SP Industries, Inc., and Premium Wire Components.

Mr. McCormick’s experience as Chairman of the board of directors of Merix and as Chairman and Chief Executive Officer of Precision Castparts Corporation are strong qualifications for his service on the Board.

Richard A. McGinn, 63, has been a director since January 2003. Mr. McGinn is currently a director of American Express Company and Verifone Holdings. Mr. McGinn has been a General Partner at RRE Ventures (a private company that invests in entrepreneurial information technology companies) since August 2001. From 1997 to October 2000, Mr. McGinn served as Chief Executive Officer of Lucent Technologies, Inc. From 1996 to 1997, Mr. McGinn served as President of Lucent Technologies, Inc.

Mr. McGinn’s experience as a Chief Executive Officer of Lucent Technologies, Inc. and his knowledge of the communications and information technology industries are valuable qualifications for his membership on the Board.

Richard W. Vieser, 82, has been a director since 1997. Mr. Vieser currently serves as Chairman Emeritus of Varian Medical Systems. Mr. Vieser is the retired Chairman of the board of directors of Varian Medical Systems where he served from April 1999 to February 2003. From June 1985 to December 1989, Mr. Vieser served as Chairman of the board of directors and Chief Executive Officer of FL Industries, Inc. From September 1986 to December 1989, Mr. Vieser served as Chairman of the board of directors and Chief Executive Officer of FL Aerospace. From March 1987 to December 1989, Mr. Vieser served as Chairman, President and Chief Executive Officer of Lear Siegler, Inc. From April 1984 through June 1985, he served as President and Chief Operating Officer of McGraw-Edison Company. Mr. Vieser resigned from the board of directors of Fisher Scientific Company, L.L.C. in late 2007.  Mr. Vieser also previously served as a member of the board of directors of International Wire Group, Inc., which filed a bankruptcy petition within the previous ten years.

Mr. Vieser’s broad experience as a Chief Executive Officer of Lear Siegler, Inc., President, Chief Operating Officer of McGraw-Edison Company and chairman of the boards of directors of companies in industries including both electronic medical equipment and aerospace equipment give him a valuable perspective for his service on the Board.

Required Vote

Directors will be elected by a plurality of the votes of the Shares present or represented by properly completed proxy and entitled to vote on the election of directors if a quorum is present at the Annual Meeting. This means that the twelve nominees who receive the largest number of “FOR” votes will be elected as directors. Stockholders cannot cumulate votes in the election of directors.

Recommendation of the Board

The Board unanimously recommends a vote FOR election of these nominees.

MANAGEMENT

The following table sets forth the names, ages and positions, as of April 30, 2010, of each of our current directors and executive officers. All executive officers are appointed by the Board and serve at their pleasure. There are no family relationships among any of the executive officers or directors.

Name	Age	Position
Executive Officers
David M. Sindelar(1)	52	Chief Executive Officer and Director
Timothy L. Conlon	58	President, Chief Operating Officer and Director
Gerald G. Sax	49	Senior Vice President and Chief Financial Officer
Brian W. Barber	54	Senior Vice President Operations-Printed Circuit Board & Supply Chain Management
Richard B. Kampf	55	Senior Vice President Sales and Marketing
Non-Employee Directors
Christopher J. Steffen(1)(2)(3)(4)*	68	Chairman
Michael D. Burger**	51	Director
Robert F. Cummings, Jr.(1)(2)(4)**	60	Director
Kirby A. Dyess(2)(4)**	63	Director
Peter Frank	62	Director
Jack D. Furst(1)	51	Director
Edward Herring	39	Director
William C. McCormick(3)(4)**	76	Director
Richard A. McGinn(2)(3)(4)**	63	Director
Richard W. Vieser(3)**	82	Director
(1)	Member of our Executive Committee.
(2)	Member of our Compensation Committee.
(3)	Member of our Audit Committee.
(4)	Member of our Nominating and Corporate Governance Committee.
*	Denotes financial expert of the Audit Committee and independent Director.
**	Denotes an independent Director.

Biographies of our directors can be found in the section entitled “Proposal 1: Election of Directors” beginning on page 11 of this proxy statement.

Gerald G. Sax has been the Senior Vice President and Chief Financial Officer of the Company since August 2005. Mr. Sax served as Senior Vice President-Supply Chain from February 2003 to August 2005. He also served as our Senior Vice President-Europe from July 1999 to January 2003. Mr. Sax joined us in November 1998, in the position of Vice President-Corporate Controller. Prior to joining us, Mr. Sax was Vice President-Corporate Controller for Berg Electronics Corp. from September 1995 to October 1998.

Brian W. Barber has been the Senior Vice President Operations Printed Circuit Board & Supply Chain Management of Viasystems since December 2007. From November 2000 to December 2007, Mr. Barber was Vice President Operations Printed Circuit Board/Electro-mechanical Americas, and from January 2000 to October 2000, Mr. Barber was Vice President Printed Circuit Board Operations. Prior to joining Viasystems in 2000, Mr. Barber had been employed by Hadco Corporation since 1982 serving as Vice President and Business Unit Manager of their high technology operation.

Richard B. Kampf has been the Senior Vice President of Sales & Marketing since December 2007. From November 2002 to December 2007, Mr. Kampf was Vice President of Sales & Marketing, and from March 2000 to October 2002, Mr. Kampf was Vice President of Sales & Marketing for Viasystems Printed Circuit Board, Americas. Mr. Kampf joined us in April 1999, as Director of Sales for the Americas with over 18 years of experience in the electronics industry with companies such as Marshall Industries, where he was Vice President of Sales, and Thomas & Betts Corporation, where he was Vice President of Sales & Marketing.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section of the proxy statement describes our current and past compensation philosophies, policies and programs. We have recently become a publicly traded company with a reconstituted board of directors, as a result of the consummation of the Merix Acquisition on February 16, 2010, and therefore, the new Compensation Committee may adopt compensation philosophies, policies and programs in the future that are materially different from those described in this section.

The Compensation Committee administers our executive compensation program. The role of the Compensation Committee is to oversee our compensation and benefit plans and policies, administer our equity-based plan, and review and approve annually all compensation decisions relating to our senior executive officers.

The compensation programs are designed to remunerate our executives and are intended to provide incentive to our executives and other employees to maximize stockholder value, which in turn affects the overall compensation earned by our management.

The Compensation Committee has adopted compensation programs designed to:

•	attract, motivate and retain superior talent;

•	encourage high performance and promote accountability;

•	ensure that compensation is commensurate with our annual performance; and

•	provide performance awards for the achievement of financial and operational targets and strategic objectives that are critical to our long-term growth.

Presently, the total compensation of our executive officers is comprised of any or all of the following: (i) base salary, (ii) cash-based incentive compensation under our Annual Incentive Compensation Plan (“AICP”), (iii) cash bonus awards given at the discretion of the Compensation Committee and (iv) long-term equity-based incentives in the form of stock options. In determining specific components of compensation, the Compensation Committee considers each executive’s historical individual performance, our overall performance, the level of responsibility managed by each executive, the skills and experience of each executive, and other performance-based measures. The Compensation Committee reviews and approves all elements of compensation for each of Messrs. Sindelar, Conlon, Sax, Barber and Kampf (collectively, the “Named Executive Officers”), taking into consideration our performance, the performance of each respective internal organization for which the executive is responsible, as well as information regarding compensation levels for senior executives at similarly situated companies described below. Our Chief Executive Officer also makes compensation recommendations to the Compensation Committee on all Named Executive Officers (other than himself, as his performance is reviewed by the Compensation Committee) based on information he gathers including industry resources, benchmark data and other peer compensation information gathered in response to requests from the Compensation Committee. The Compensation Committee has the ability to engage the services of an outside consultant if and when it believes it would be effective to do so. Notwithstanding the input from the Chief Executive Officer and his recommendations, the Compensation Committee ultimately determines the compensation of our Chief Executive Officer, President and Chief Operating Officer, Chief Financial Officer and the other Named Executive Officers during their meetings in executive session without any members of management present.

The Compensation Committee has implemented and intends to maintain compensation plans that tie a substantial portion of our executives’ overall compensation (in the form of incentive compensation) to key financial and operational goals. The Compensation Committee measures our performance primarily through our operating income. The Compensation Committee uses “Adjusted EBITDA,” which is not a recognized financial measure under U.S. generally accepted accounting principles, as well as other quantifiable metrics, as important quantitative measurements of our performance. The Compensation Committee establishes individual executive compensation at levels the Compensation Committee believes are comparable with executives in other companies of similar size and stage of development, operating in similar markets, taking into account our performance and strategic goals. In order to benchmark the compensation paid to our Named Executive Officers, in February 2008, the Compensation Committee reviewed a compensation study for senior executives of similarly situated companies prepared by Lockton Companies, LLC (“Lockton”) as of January 21, 2008, which included an analysis of our peer group companies’ senior executive compensation (the “Comparison Group”). After having reviewed the Lockton survey, the Compensation Committee determined at that time that the overall compensation paid to each of our Named Executive Officers was adequate and within the median range of the senior executives of companies in the Comparison Group. Since then, the Compensation Committee has not changed any of the elements of compensation for any of the Named Executive Officers or other employees. In addition, while the Compensation Committee determined the overall senior executive compensation packages are adequate as compared with our peers, the Compensation Committee recognized that the long-term incentive awards granted to all of our Named Executive Officers is below the median range. With these and other data points, the Compensation Committee will continue to periodically review all of our compensation policies, including policies and strategy relating to executive recruitment, retention and compensation, as well as the appropriate mix of base salary, cash-based incentive compensation and long-term incentive compensation for our senior executives.

The following is a list of the companies that were in the Comparison Group: A O Smith Corp., Altera Corp., Amphenol Corp., Axcelis Technologies, Inc. Benchmark Electronics, Inc., Brady Corp., Celestica, Inc., Cypress Semiconductor Corp. DDI Corp., Flextronics International, Ltd., Gentek, Inc., International Rectifier Corp., Jabil Circuit, Inc., LSI Logic Corp., MEMC Electronic Materials, Inc., Merix, Molex, Inc., National Semiconductor Corp., Network Appliance, Inc., ON Semiconductor Corp., Plexus Corp., Sandisk Corp., Sanmina-SCI Corp., TTM Technologies, Inc., Utstarcom, Inc., Varian Medical Systems, Inc., Vishay Intertechnology, Inc. and Xilinx, Inc.

The Compensation Committee anticipates that it will continue to make adjustments in the compensation structure for our Named Executive Officers and other senior executives in the future to adjust as necessary with the ever-changing global economy especially in light of the Merix Acquisition. In that regard, in the fourth quarter of 2008, the Compensation Committee approved management’s decision to institute a salary freeze for employees and other cost cutting measures until the global economy shows signs of recovery from the current economic climate which remains in place as of the date hereof. In addition, the Compensation Committee is currently considering the appropriate manner and amount of long-term incentive based compensation to provide the Company’s employee base under the 2010 Plan that was approved by the Board and is pending shareholder approval.  See the section entitled “Proposal 3: Approval of the Viasystems Group, Inc. 2010 Equity Incentive Plan” beginning on page 45 of this proxy statement for more information about the 2010 Plan.

The Compensation Committee regards compensation of the Chief Executive Officer to be among its most important responsibilities. The Compensation Committee believes that the Chief Executive Officer should be properly incentivized and properly rewarded for the performance of his duties. The Compensation Committee provides incentives in the form of cash-based bonus opportunities as well as long term compensation in the form of stock options to the Chief Executive Officer to lead the business in a direction that will maximize the value of the enterprise. In order to properly incentivize our Chief Executive Officer to drive us to reach our financial goals, the Compensation Committee has determined that the incentives provided to him should be heavily weighted in the form of nonequity, cash-based incentive opportunities conditioned upon the achievement of our financial performance goals as measured by Adjusted EBITDA and other quantifiable metrics, as well as certain other defined “management by objective” (“MBO”) goals.

Based on the policies and strategies set by the Compensation Committee, our Chief Executive Officer, President and Chief Operating Officer and Chief Financial Officer set salaries and incentive compensation opportunities for the respective employees who report to them. The Chief Executive Officer submits recommendations to the Compensation Committee with respect to stock option awards for all of our employees at all levels.

Except as described below, the Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid-out compensation, between cash and noncash compensation, or among different forms of compensation. This is due to the Compensation Committee’s desire to maintain flexibility to tailor executive compensation and to attract and retain top-flight executives.

Risk Review

As part of its oversight of the Company’s executive compensation program, the Compensation Committee considers the impact of the Company’s executive compensation program, and the incentives created by the compensation awards that it administers, on the Company’s risk profile. In addition, the Company reviews all of its compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company. Based on this review, the Company has concluded that its compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company.

Elements of Compensation

Our executive compensation consists of the following elements:

Base Salary. Base salaries for executives are generally established after consideration of the following criteria: (i) the scope of their responsibilities, (ii) level of experience and individual performance, (iii) external competitiveness, and (iv) internal fairness considerations. The goal for the base salary component of our executives is to compensate them at a level that approximates the median salaries of individuals in comparable positions at companies in the Comparison Group. Base salaries of the Named Executive Officers are reviewed annually by the Compensation Committee and may be adjusted from time to time at the Compensation Committee’s discretion.

Annual Incentive Compensation Plan. Each year the Compensation Committee establishes measurement criteria for our AICP to promote the achievement of our financial performance objectives. The AICP is designed to motivate executives and other employees who are able to participate toward the achievement of individual and business unit performance objectives. The Compensation Committee primarily uses our total aggregate Adjusted EBITDA to measure our performance when determining management’s incentive compensation because, in the view of the Compensation Committee, Adjusted EBITDA facilitates performance comparisons from period to period and company to company by backing out certain nonrecurring expenses and other potential differences caused by variations in capital structures, the book amortization of intangibles, taxes, the age and book value of facilities and equipment, and certain noncash or nonoperating changes in our performance. Adjusted EBITDA, measured by the Compensation Committee, is not a recognized financial measure under U.S. generally accepted accounting principles and does not purport to be an alternative to operating income or an indicator of operating performance. Adjusted EBITDA is used by the Compensation Committee as a tool to enhance its understanding of our operating results and is not intended to represent cash flow or results of operations. The Compensation Committee recognizes that Adjusted EBITDA has certain material limitations, primarily due to the exclusion of certain amounts that are material to our consolidated results of operations. In addition, the Compensation Committee recognizes that Adjusted EBITDA, as measured by the Compensation Committee, may differ from the Adjusted EBITDA calculation of other companies in our industry, limiting its usefulness as a comparative measure.

Target incentive compensation opportunities for each participant (“Management”) in the AICP are established as a percentage of each individual’s base salary. Incentive compensation amounts are intended to provide total cash compensation that approximates the median for individuals in comparable positions at companies in the Comparison Group when assuming that our target performance is achieved. In addition, at the beginning of each year, the Compensation Committee carefully chooses, at its discretion, our leaders of Management (the “Company Leaders”) who are eligible for bonuses in excess of 100% of their target incentive compensation opportunity, up to a maximum of 200% of each individual’s target incentive compensation opportunity. Historically such group of less than 40 Company Leaders has included those individuals who the Compensation Committee believes can affect our overall performance as functional, manufacturing facility or regional leaders. The Company Leaders have also historically included the Named Executive Officers.

In addition, the Compensation Committee also sets definitive nonquantitative MBO goals for a group of less than ten of the most senior Company Leaders selected by the Compensation Committee, at its discretion, which group has historically included the Named Executive Officers (collectively, the “Executive Team”). In order to achieve 100% of their respective incentive compensation opportunity, each member of the Executive Team must produce results for us that meet or exceed the Adjusted EBITDA target set by the Compensation Committee, and in the opinion of the Compensation Committee, meet the respective nonquantitative MBO goals assigned to each member of the Executive Team by the Compensation Committee. Historically, 15% of each member of the Executive Team’s cash-based incentive compensation opportunity has been awarded based on the determination of the Compensation Committee that each member of the Executive Team achieved their established MBO goals, and 85% was awarded based on our financial performance as compared to the Adjusted EBITDA target set by the Compensation Committee.

At the beginning of 2009, the Compensation Committee established that the quantitative measurement of our performance would be based on an Adjusted EBITDA target (excluding the results of our metal fabrication facility in Milwaukee, Wisconsin and satellite final assembly distribution facility in Newberry, South Carolina which were closed during 2009 (together, the “Milwaukee Facility”)) of $70.0 million, after assuming a 100% payout of each individual’s incentive compensation opportunity. In addition, in accordance with past practice, in early 2009, the Compensation Committee set other nonquantitative definitive MBO goals for the Executive Team. The Compensation Committee created a formula for a graduated scale of projected incentive payments that would be made to the AICP participants based on the Adjusted EBITDA target that was achieved. The graduated scale, as set out below, developed by the Compensation Committee, is a mathematical equation that allows the Compensation Committee to calculate the incentive compensation that is to be paid pursuant to our AICP as a function of Adjusted EBITDA. The Adjusted EBITDA targets in 2009 were set by the Compensation Committee at an aggressive growth level but a level in line with our annual plan.

The following table provides in tabular format the various facets of our AICP and the individuals or groups of individuals who are eligible to receive each respective bonus opportunity by category, and demonstrates the potential percentage of the incentive compensation opportunity that each member of each respective group would have been paid at certain Adjusted EBITDA levels if achieved by us as provided for in our AICP.

Adjusted EBITDA Performance ($ in millions)	% of Adjusted EBITDA Target Achieved	Management Bonus	Company Leaders Bonus	Executive Team Bonus Based on Adjusted EBITDA	Executive Team Bonus Based on MBO Goals
Below $56.0	Below 80%	0%	0%	0.00%	0.00%
59.5	85	25	25	21.25	15.00
63.0	90	50	50	42.50	15.00
66.5	95	75	75	63.75	15.00
70.0	100	100	100	85.00	15.00
73.5	105	100	125	110.00	15.00
77.0	110	100	150	135.00	15.00
80.5	115	100	175	160.00	15.00
84.0	120	100	200	185.00	15.00

During a February, 2010 meeting, the Compensation Committee determined that each member of the Executive Team had successfully achieved the nonquantitative MBO goals presented to them at the beginning of the year 2009. Due to dramatically weak demand during the first two quarters of 2009 and a moderate market recovery versus our budget, our total year Adjusted EBITDA was approximately equivalent of 85% of our Adjusted EBITDA target of $70 million after making adjustments to exclude the results of the Milwaukee facility. By applying the incentive compensation formula to determine the incentive compensation to be paid out for 2009, based solely on our Adjusted EBITDA performance for the full year 2009, the bonus payable to Management under the AICP was 25% of each individual’s target incentive compensation opportunity and the bonus payable to each member of the Executive Team was determined to be 36.25% of each individual’s target incentive compensation opportunity.

Discretionary Bonus. Pursuant to the terms of the AICP, the Compensation Committee also has the authority to grant discretionary-based awards or adjust the bonus set forth above downward for one or a group of employees based on criteria set at the Compensation Committee’s discretion.

Based on our overall performance during 2009 in a down market and the actions that management took to allow us to sustain our financial strength, the Compensation Committee unanimously voted to use its discretion as allowed under our compensation plan and awarded certain of our key employees, including all the Named Executive Officers, a discretionary bonus in addition to the amount that was awarded under the AICP of up to 50% of each such individual’s target incentive compensation opportunity, which the Compensation Committee determined that such discretionary bonus was to be made on an individual basis based on the recommendation made by the Chief Executive Officer, subject to the condition that after combining the award made under the AICP formula plan and the discretionary award, no individual was to receive more than 50% of such individual’s target incentive compensation. The Compensation Committee also granted a discretionary bonus to the Chief Executive Officer of $126,500 to bring his total bonus to $460,000, or 50% of his target incentive compensation opportunity.

Stock Options. The Compensation Committee oversees the administration of our 2003 Stock Option Plan (the “2003 Plan”). Historically, the Board and Compensation Committee have made stock option grants at a qualifying employee’s commencement of employment and, occasionally, following a significant change in job responsibilities or to meet other special recruiting or retention objectives. Although the Compensation Committee has the authority to grant restricted stock and stock appreciation rights under the 2003 Plan, to date the Compensation Committee has elected only to grant awards of stock options to employees. In making awards of stock options, the Compensation Committee has historically considered the recommendations of our Chief Executive Officer.

Most of the stock options issued to the Named Executive Officers were issued at the time the 2003 Plan was adopted by the Board. As of January 31, 2003 and prior to the stock split described below, our common stock was valued at $12.63 per share. Since 2003, because there was no active market in our common stock, all subsequent issuances of options under the 2003 Plan had been issued at the exercise price of $12.63, which the Company and the Compensation Committee believe is above the price that our common stock has been privately traded since January 2003.

In February 2010, in conjunction with the Merix Acquisition, we recapitalized our common stock and effected a stock split such that each outstanding share of our common stock prior to the Merix Acquisition was exchanged for 0.083647 shares of newly issued common stock of the Company, thereby affecting the stock options issued by the Company by changing the exercise price of all of our outstanding options to $150.99 and decreasing the number of options issued as a product of the 0.083647 for one stock split. The last reported closing sale price of our common stock traded on the NASDAQ on April 29, 2010 was $20.99, and therefore the Compensation Committee considers all outstanding options under the 2003 Plan to have nominal, if any value.

In addition, the Compensation Committee is currently considering the appropriate manner and amount of long term incentive based compensation to provide to the Company’s employee base under the 2010 Plan that was approved by the Board and is pending shareholder approval. See the section entitled “Proposal 3: Approval of the Viasystems Group, Inc. 2010 Equity Incentive Plan” beginning on page 45 of this proxy statement for more information about the 2010 Plan.

The Compensation Committee uses stock options as our primary long-term incentive vehicle because:

•	stock options and the related vesting period help attract and retain executives;

•	the value received by the recipient of a stock option is based on the growth of our enterprise value; and

•
stock options help to provide a balance to the overall executive compensation program as base salary and the AICP focus on short-term compensation, while stock options reward executives for increases in our overall enterprise value.

In determining the number of stock options to be granted to executives, the Compensation Committee takes into account the individual’s position, scope of responsibility, ability to affect profits and stockholder value, and the value of the stock options in relation to other elements of the individual executives’ total compensation.

Stock option holders recognize taxable income from stock option awards when a vested option is exercised. We would generally receive a corresponding tax deduction for compensation expense in the year of exercise. The amount included in the employee’s wages and the amount we may deduct is equal to the common stock price when the stock options are exercised less the exercise price multiplied by the number of stock options exercised. We do not pay or reimburse any employee for any taxes due upon exercise of a stock option. As of December 31, 2009, only 22,917 stock options of the total original pool of 232,352, remain available for grant under the 2003 Plan. This proxy statement includes a proposal to adopt a new stock option plan, the 2010 Plan, to allow for additional grants as such may become necessary.  See the section entitled “Proposal 3: Approval of the Viasystems Group, Inc. 2010 Equity Incentive Plan” beginning on page 45 of this proxy statement for more information about the 2010 Plan.

Other Benefits

General Benefits. All of our executives are eligible to participate in all of the applicable local employee benefit plans offered by us in each respective region, such as medical, dental, vision, long-term and short-term disability, and life insurance, in each case on the same basis as other employees. We also offer to Management, including the Named Executive Officers, additional perquisites and benefits, such as club dues, paid transportation and parking costs reflected in the All Other Compensation column of the Summary Compensation Table for the Named Executive Officers. Each of the employment contracts with Messrs. Sindelar, Conlon and Sax contain provisions that require us to pay all medical expenses for them for the remainder of their lifetime and the lifetime of their spouse under certain conditions contained in their respective contracts. The Compensation Committee believes these benefits and perquisites are reasonable and consistent with our overall compensation program to better enable us to attract and retain executive talent to key positions.

401(k) Defined Contribution Plan. All domestic employees may participate in our 401(k) Retirement Savings Plan (the “401(k) Plan”). All eligible full-time and part-time employees who meet certain age and service requirements may participate. For the year 2009, we made matching contributions to the 401(k) Plan equal to 50% of the first six percent each participating employee’s contribution, up to the lesser of three percent of each participant’s annual eligible compensation or, for 2009, $7,350. In 2009, all of the Named Executives Officers participated in the 401(k) Plan.

2009 Executive Base Salary and Incentive Compensation Determinations

David M. Sindelar

Mr. Sindelar’s employment agreement with us was agreed in January 2003 and provides for a base salary of not lower than $920,000 and certain other benefits and incentive opportunities. In structuring and reviewing the Chief Executive Officer’s compensation for 2009, the Compensation Committee considered our financial performance in fiscal years 2008 and 2007, the total compensation package and value of incentive awards to Chief Executive Officers at similarly situated companies, and Mr. Sindelar’s performance during his tenure with us. Mr. Sindelar’s base salary did not increase in 2009.

For calendar year 2009, Mr. Sindelar received a base salary of $954,354 (which included a car allowance and gross-ups for medical claims). Under our AICP, Mr. Sindelar’s cash-based incentive award opportunity was set at 100% of his base salary. As discussed above, a payment of 36.25%, or $333,500, was made pursuant to the AICP for 2009. However, based on the determination by the Compensation Committee that Mr. Sindelar led the Executive Team and us to implement the actions which allowed us to maintain financial strength in a difficult overall market and based on the discretion and judgment of the Compensation Committee, Mr. Sindelar was also awarded a discretionary bonus payment for the year 2009 of an additional $126,500 in February 2010 bringing his total bonus to $460,000, or 50% of his target incentive compensation opportunity. The Compensation Committee had previously granted Mr. Sindelar 35,131 stock options and determined that no additional stock options should be granted to Mr. Sindelar in 2009.

Timothy L. Conlon

Mr. Conlon’s employment agreement with us was agreed in January 2003 and provides for a base salary of not lower than $550,000 and certain other benefits and incentive opportunities. The Compensation Committee reviewed the compensation data for Presidents and Chief Operating Officers of similarly situated companies to determine Mr. Conlon’s compensation package for 2009. In 2009, Mr. Conlon received a salary of $572,663 (which included a car allowance). In the spring of 2007, Mr. Conlon relocated his residence to Hong Kong as an expatriate of the United States, to assist in leading our Asia operations. Because Mr. Conlon moved his residence to Hong Kong, the perquisites granted to Mr. Conlon increased and, therefore, his total compensation increased in 2007, 2008 and 2009 to account for the additional expenses necessary for Mr. Conlon and his wife to take residence in Hong Kong. Except for the payment of expenses related to his expatriate status, Mr. Conlon’s base compensation did not increase in 2009. Under the AICP, Mr. Conlon’s cash-based incentive compensation opportunity was set at 100% of his base salary. As discussed above, a payment of 36.25%, or $199,375, was made pursuant to the AICP for 2009. In addition, Mr. Conlon received a discretionary bonus award of an additional $75,625 bringing his total bonus to $275,000, or 50% of his target incentive compensation opportunity, from the Compensation Committee based on the recommendation of the Chief Executive Officer. The Compensation Committee had previously granted Mr. Conlon 33,458 stock options and determined that no additional stock options should be granted to Mr. Conlon in 2009.

Gerald G. Sax

Mr. Sax’s employment agreement with us provides for a base salary of not less than $360,000. The Compensation Committee reviewed compensation data for Chief Financial Officers of similarly situated companies to determine Mr. Sax’s base compensation package for 2009. Mr. Sax’s base salary did not increase in 2009. In 2009, Mr. Sax received a salary of $373,312 (which included a car allowance and gross-ups for medical claims). Under the AICP, Mr. Sax’s cash-based incentive compensation opportunity was set at 65% of his base salary. As discussed above, a payment of 36.25%, or $84,825, was made pursuant to the AICP for 2009. In addition, Mr. Sax received a discretionary bonus award of an additional $32,175 bringing his total bonus to $117,000, or 50% of his target incentive compensation opportunity, from the Compensation Committee based on the recommendation of the Chief Executive Officer. The Compensation Committee had previously granted Mr. Sax 16,729 stock options and determined that no additional stock options should be granted to Mr. Sax in 2009.

Brian W. Barber

The Compensation Committee reviewed the compensation data for Senior Vice Presidents of Operations for similarly situated companies to determine Mr. Barber’s compensation package for 2009. Mr. Barber’s base salary did not increase in 2009. For calendar year 2009, Mr. Barber received a base salary of $319,558 (including a car allowance). Under the AICP, Mr. Barber’s cash-based incentive award opportunity was set at 65% of his base salary. As discussed above, a payment of 36.25%, or $72,502, was made pursuant to the AICP for 2009. In addition, Mr. Barber received a discretionary bonus award of an additional $27,500 bringing his total bonus to $100,002, or 50% of his target incentive compensation opportunity, from the Compensation Committee based on the recommendation of the Chief Executive Officer.

Richard B. Kampf

The Compensation Committee reviewed the compensation data for Senior Vice Presidents of Sales and Marketing for similarly situated companies to determine Mr. Kampf’s compensation package for 2009. Mr. Kampf’s base salary did not increase in 2009. For calendar year 2009, Mr. Kampf received a base salary of $318,440 (including a car allowance). Under the AICP, Mr. Kampf’s cash-based incentive award opportunity was set at 65% of his base salary. As discussed above, a payment of 36.25%, or $72,478, was made pursuant to the AICP for 2009. In addition, Mr. Kampf received a discretionary bonus award of an additional $27,492 bringing his total bonus to $99,970, or 50% of his target incentive compensation opportunity, from the Compensation Committee based on the recommendation of the Chief Executive Officer.

COMPENSATION COMMITTEE REPORT

The information contained in this Compensation Committee Report shall not be deemed to be “soliciting material” or “filed” or “incorporated by reference” in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on that review and those discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee
    Richard A. McGinn (chairman)
    Robert F. Cummings, Jr.
    Kirby A. Dyess
    Christopher J. Steffen

Summary Compensation Table

The following table shows information regarding the compensation earned during the fiscal years ended December 31, 2009, 2008 and 2007, by our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers for such fiscal year.

SUMMARY COMPENSATION TABLE FOR FISCAL YEARS ENDED

DECEMBER 31, 2009, 2008 AND 2007

Name and Principal Position	Fiscal Year	Salary		Bonus		Stock Awards(1)	Option Awards(1)	Nonequity Incentive Plan Compensation(2)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings(3)	All Other Compensation		Total
David M. Sindelar,	2009	$954,354	(4a)(20)	$126,500	(5)	$—	$—	$333,500	$7,250	$95,191	(9a)(10a)(11a)(12)(14)(17a)	$1,516,795
Chief Executive Officer	2008	953,994	(4a)	506,000	(5)	—	—	—	6,900	92,358	(7)(9a)(10a)(11a)(12)(13a)(14)	1,559,252
	2007	953,994	(4a)	184,000	(5)	—	—	644,000	6,750	66,239	(9a)(10a)(11a)(12)(13a)(14)	1,854,983

Timothy L. Conlon,	2009	$572,663	(4b)	$75,625	(5)	$—	$—	$199,375	$7,250	$ 705,488	(6a)(8)(9b)(10b)(11b)(12)(15)(16)(17b)(18)	$1,560,401
President and Chief Operating Officer	2008	572,663	(4b)	302,500	(5)	—	—	—	6,900	631,976	(6a)(8)(9b)(10b)(11b)(12)(15)(16)(17b)	1,514,039
	2007	572,663	(4b)	110,000	(5)	—	—	385,000	6,750	465,962	(8)(9b)(10b)(11b)(12)(15)(16)(17b)(18)(19)	1,540,375

Gerald G. Sax,	2009	$373,312	(4c)(20)	$32,175	(5)	$—	$—	$84,825	$7,350	$15,932	(9c)(10c)(11c)(12)	$513,594
Sr. Vice President and Chief Financial Officer	2008	387,734	(4c)(20)	128,700	(5)	—	—	—	6,900	36,098	(9c)(10c)(11c)(12)(13b)	559,432
	2007	377,895	(4c)(20)	46,800	(5)	—	—	163,800	6,750	17,369	(9c)(10c)(11c)(13b)	612,614

Brian W. Barber,	2009	$319,558	(4d)	$27,500	(5)	$—	$—	$72,502	$6,749	$12,077	(6b)(9d)(10d)(11d)(12)	$438,386
Sr. Vice President Operations PCB & Supply Chain Management	2008	319,558	(4d)	110,003	(5)	—	—	—	6,240	19,289	(6b)(9d)(10d)(11d)(12)	455,090

Richard B. Kampf,	2009	$318,440	(4e)	$27,492	(5)	$—	$—	$72,478	$7,250	$7,818	(9e)(11e)(12)	$433,478
Sr. Vice President Sales and Marketing	2008	318,440	(4e)	109,967	(5)	—	—	—	6,525	8,171	(9e)(11e)(12)	433,103
____________

(1)	Amounts reflect the compensation cost associated with grants made during each respective year, calculated in accordance FASB Accounting Standard Codification Topic 718 as of the date of the grant.
(2)	Includes bonus paid in 2010 and 2008 for incentive compensation earned in 2009 and 2007, respectively, under the Company’s AICP.
(3)	Matching contributions made by the Company pursuant to the Company’s 401(k) Plan.
(4)	(a) Includes a car allowance of $33,994 for 2009, 2008 and 2007.
(4)	(b) Includes a car allowance of $22,663 for 2009, 2008 and 2007.
(4)	(c) Includes a car allowance of $12,834 for 2009, 2008 and 2007.
(4)	(d) Includes a car allowance of $11,858 for 2009, 2008 and 2007.
(4)	(e) Includes a car allowance of $10,840 for 2009, 2008 and 2007.
(5)	Includes discretionary bonus award paid in 2010, 2009 and 2008 for incentive compensation earned in 2009, 2008 and 2007, respectively.
(6)	(a) Includes $392,410 and $273,594 income tax expenses and tax gross-up paid by the Company in foreign jurisdiction on behalf of individual in 2009 and 2008, respectively.
(6)	(b) Includes $6,740 and $13,593 income tax expenses and tax gross-up paid by the Company in foreign jurisdiction on behalf of individual in 2009 and 2008, respectively.
(7)	Includes 4 personal seat licenses for St. Louis Cardinals Baseball in Mr. Sindelar’s name in the amount of $10,000 in 2008.
(8)	All or a substantial portion of the perquisites are paid in Hong Kong dollars at the exchange rate of approximately US $1 to HK $7.8.
(9)	(a) Includes club dues of $22,480 in 2009, $27,088 in 2008 and $26,875 in 2007.
(9)	(b) Includes club dues of $14,157 in 2009, $16,253 in 2008 and $62,658 in 2007.
(9)	(c) Includes club dues of $7,395 in 2009, $7,771 in 2008 and $6,502 in 2007.
(9)	(d) Includes club dues of $50 in 2009 and $700 in 2008.
(9)	(e) Includes club dues of $4,976 in 2009 and $5,400 in 2008.
(10)	(a) Includes financial consulting services in the amounts of $16,163 in 2009, $18,715 in 2008 and $10,314 in 2007.
(10)	(b) Includes financial consulting services in the amounts of $7,895 in 2009, $7,220 in 2008 and $7,375 in 2007.
(10)	(c) Includes financial consulting services in the amounts of $3,700 in 2009, $3,475 in 2008 $5,125 in 2007.
(10)	(d) Includes financial consulting services in the amounts of $2,445 in 2009 and $2,225 in 2008.
(11)	(a) Includes Supplemental Life Insurance premiums in the amounts of $5,252 in 2009, $5,530 in 2008 and $5,963 in 2007.
(11)	(b) Includes Supplemental Life Insurance premiums in the amounts of $8,754 in 2009, $8,751 in 2008 and $9,596 in 2007.
(11)	(c) Includes Supplemental Life Insurance premiums in the amounts of $4,146 in 2009, $4,143 in 2008 and $4,377 in 2007.
(11)	(d) Includes Supplemental Life Insurance premiums in the amounts of $1,582 in 2009 and $1,506 in 2008.
(11)	(e) Includes Supplemental Life Insurance premiums in the amounts of $1,582 in 2009 and $1,506 in 2008.
(12)	Includes medical premiums.
(13)	(a) Includes designation of charitable donations by the Company in the amounts of $20,000 in 2008 and $13,300 in 2007.
(13)	(b) Includes designation of charitable donations by the Company in the amounts of $20,000 in 2008 and $1,365 in 2007.
(14)	Includes continuing education in the amounts of $9,120 in both 2009 and 2008 and $8,500 in 2007.
(15)	Includes expenses of $52,332 in 2009, $60,359 in 2008 and $69,516 in 2007 for a car, driver and parking in Hong Kong.
(16)
Includes $180,265 in 2009, $176,398 in 2008 and $284,215 in 2007 of expenses related to the relocation to Hong Kong, housing, additional living expenses, and expenses related to additional domestic services provided in the United States and in Hong Kong due to expatriate assignment.

(17)	(a) Includes tickets to sporting events in the amount of $26,404, use of a private airline charter and spouse tag along travel of $14,289.
(17)
(b) Includes entertainment and spouse tag-along travel in 2009 $45,958, tickets to sporting events and spouse tag-along travel in the amount of $53,914 in 2008, spouse tag along travel in the amount of $26,848 in 2007.

(18)	Includes $18,951 in additional electronic equipment for home in Hong Kong.
(19)	Includes supplemental medical and dental expenses for insurance in Hong Kong in the amount of $15,272 in 2008 and $13,653 in 2007.
(20)	Includes medical claims grossed up for tax purposes.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards for the year ended December 31, 2009, to our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers for such fiscal year.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR ENDED DECEMBER 31, 2009

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or	Option Awards: Number of Securities	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
		Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Underlying	Awards	Awards
Name	Grant Date	($)(1)	($)(1)	($)(1)	(#)	(#)	(#)	(#)	Options	($/sh)	($)
David M. Sindelar	—	195,500	920,000	1,840,000	—	—	—	—	—	—	—
Timothy L. Conlon	—	116,075	550,000	1,100,000	—	—	—	—	—	—	—
Gerald G. Sax	—	49,725	234,000	468,000	—	—	—	—	—	—	—
Brian W. Barber	—	42,501	200,005	400,010	—	—	—	—	—	—	—
Richard B. Kampf	—	42,487	199,940	399,880	—	—	—	—	—	—	—

(1)	Pursuant to the AICP for 2009.
(2)	The current fair market value of our common stock is well below the stock option price of $150.99 per share.

Discussion of Summary Compensation and Grants of Plan-Based Awards Tables

David M. Sindelar

Mr. Sindelar entered into an amended and restated executive employment agreement with us and certain of our subsidiaries as of October 13, 2003, as amended. Pursuant to his employment agreement, Mr. Sindelar will serve as our Chief Executive Officer through January 31, 2011, unless the employment agreement is terminated earlier by us or Mr. Sindelar. In the event the employment agreement is not terminated by either Mr. Sindelar or us before the expiration of the term of the employment agreement, the employment agreement will automatically renew for an additional year. Mr. Sindelar is required to devote the amount of time reasonably necessary to faithfully and adequately supervise our overall management. Subject to the foregoing limitation on his activities, Mr. Sindelar is free to participate in other business endeavors.

The compensation provided to Mr. Sindelar under his employment agreement includes an annual base salary of not less than $920,000, subject to upward adjustment, and additional compensation that may be used by Mr. Sindelar to own and maintain an automobile, as well as those other benefits customarily accorded our executives as long as the employment agreement is in force. In addition, Mr. Sindelar is eligible to receive an annual cash-based incentive compensation opportunity of up to 200% of his annual base salary, in an amount determined in accordance with our AICP (if we achieve 120% of the target Adjusted EBITDA set by the Compensation Committee each year).

Mr. Sindelar’s employment agreement also provides that if Mr. Sindelar’s employment is terminated without cause (as such term is defined in his employment agreement), Mr. Sindelar will continue to receive his then current salary, which will not be less than $920,000, together with his annual bonus amount, for a period of 18 months following such termination. The employment agreement terminates upon Mr. Sindelar’s death or his inability to perform his duties due to mental or physical incapacity for six consecutive months or any 100 working days out of a twelve-month period, and no further compensation will be payable except that he or his estate, heirs or beneficiaries, as applicable, will receive his then current salary, together with his annual bonus amount, for a period of 18 months, in addition to benefits otherwise specifically provided for. The agreement also provides medical benefits for Mr. Sindelar’s and his spouse’s lifetime.

Timothy L. Conlon

Mr. Conlon entered into an amended and restated executive employment agreement with us and certain of our subsidiaries as of January 31, 2003. Pursuant to his employment agreement, Mr. Conlon will serve as our President and Chief Operating Officer through January 31, 2011, unless terminated earlier by us or Mr. Conlon. In the event the employment agreement is not terminated by either Mr. Conlon or us before the expiration of the term of the employment agreement, the employment agreement will automatically renew for an additional year. Mr. Conlon is required to devote the amount of time reasonably necessary to faithfully and adequately supervise our overall operational management.

The compensation provided to Mr. Conlon under his employment agreement includes an annual base salary of not less than $550,000, subject to upward adjustment, and additional compensation that may be used by Mr. Conlon to own and maintain an automobile, as well as those other benefits granted to Mr. Conlon for his expatriate service to us during his assignment to reside in Hong Kong, and other benefits customarily accorded to our executives as long as the employment agreement is in force. In addition, Mr. Conlon is eligible to receive an annual cash-based incentive compensation opportunity of up to 200% of his annual base salary, in an amount determined in accordance with our AICP (if we achieve 120% of the target Adjusted EBITDA set by the Compensation Committee each year).

Mr. Conlon’s employment agreement also provides that if Mr. Conlon’s employment is terminated without cause, Mr. Conlon will continue to receive his then current salary, which will not be less than $550,000, for a period of 18 months following such termination. The employment agreement terminates upon Mr. Conlon’s death or his inability to perform his duties due to mental or physical incapacity for six consecutive months or any 100 working days out of a twelve-month period, and no further compensation will be payable except that he or his estate, heirs or beneficiaries, as applicable, will receive his then current salary for a period of 18 months, in addition to benefits otherwise specifically provided for. The employment agreement also provides medical benefits for Mr. Conlon’s and his spouse’s lifetime.

As of March 1, 2007, we assigned Mr. Conlon to work in our Hong Kong office and to take residence in Hong Kong. We have agreed to pay for Mr. Conlon’s expatriate expenses including tax gross-ups and equalization, expenses for living quarters and other related expenses.

Gerald G. Sax

Mr. Sax entered into an amended and restated executive employment agreement with us and certain of our subsidiaries as of August 15, 2005. Pursuant to his employment agreement, Mr. Sax will serve as our Senior Vice President and Chief Financial Officer until his death or termination of employment. Mr. Sax is required to devote the amount of time reasonably necessary to faithfully and adequately supervise our overall financial management.

The compensation provided to Mr. Sax under his employment agreement includes an annual base salary of not less than $360,000 and additional compensation that may be used by Mr. Sax to own and maintain an automobile, as well as those other benefits customarily accorded our executives as long as the employment agreement is in force. In addition, Mr. Sax is eligible to receive an annual cash-based incentive compensation opportunity of up to 130% of his annual base salary in an amount determined in accordance with the AICP (if we achieve 120% of the target Adjusted EBITDA set by the Compensation Committee each year).

Mr. Sax’s employment agreement also provides that if Mr. Sax’s employment is terminated without cause, Mr. Sax will continue to receive his then current salary, which will not be less than $360,000, for a period of 18 months following such termination and a payment of 65% of his annual salary in lieu of annual incentive compensation.

The employment agreement terminates upon Mr. Sax’s death or his inability to perform his duties due to mental or physical incapacity for six consecutive months or any 100 working days out of a twelve-month period, and no further compensation will be payable except that he or his estate, heirs or beneficiaries, as applicable, will receive his then current salary for a period of 18 months, in addition to benefits otherwise specifically provided for. The employment agreement also provides medical benefits for Mr. Sax’s and his spouse’s lifetime.

Brian W. Barber

Mr. Barber entered into an amended and restated executive employment agreement with us as of January 31, 2000. Mr. Barber serves as our Senior Vice President Operations Printed Circuit Board & Supply Chain Management until his death or termination of employment. Mr. Barber is required to devote the amount of time reasonably necessary to faithfully and adequately supervise our PCB operations as well as our PCB supply chain.

The compensation provided to Mr. Barber under his employment arrangement includes an annual base salary of $307,700 and additional compensation that may be used by Mr. Barber to own and maintain an automobile, as well as those other benefits customarily accorded our executives as long as the employment agreement is in force. In addition, Mr. Barber is eligible to receive an annual cash-based incentive compensation opportunity of up to 130% of his annual base salary, in an amount determined in accordance with our AICP (if we achieve 120% of the target Adjusted EBITDA set by the Compensation Committee each year).

Mr. Barber’s employment agreement also provides that if Mr. Barber’s employment is terminated without cause, Mr. Barber will continue to receive his then current salary and employee benefits, including any incentive bonus he is eligible to receive under our AICP on a pro-rata basis as of the time of the termination of his employment, for a period of 12 months following such termination.

Richard B. Kampf

Mr. Kampf entered into an amended and restated executive employment agreement with certain of our subsidiaries as of October 3, 2002. Mr. Kampf serves as our Senior Vice President Sales and Marketing until his death or termination of employment. Mr. Kampf is required to devote the amount of time reasonably necessary to faithfully and adequately supervise our overall sales and marketing management.

The compensation provided to Mr. Kampf under his employment arrangement includes an annual base salary of $307,600 and additional compensation that may be used by Mr. Kampf to own and maintain an automobile, as well as those other benefits customarily accorded our executives as long as the employment agreement is in force. In addition, Mr. Kampf is eligible to receive an annual cash-based incentive compensation opportunity of up to 130% of his annual base salary, in an amount determined in accordance with our AICP (if we achieve 120% of the target Adjusted EBITDA set by the Compensation Committee each year).

Mr. Kampf’s employment agreement also provides that if Mr. Kampf’s employment is terminated without cause, Mr. Kampf will continue to receive his then current salary and employee benefits, including any incentive bonus he is eligible to receive under our AICP on a pro-rata basis as of the time of the termination of his employment, for a period of 12 months following such termination.

Outstanding Equity Awards

The following table sets forth certain information with respect to outstanding equity awards at December 31, 2009, with respect to our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers for such fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR ENDED DECEMBER 31, 2009

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
	Exercisable(1)	Unexercisable
David M. Sindelar	29,276	—	—	150.99	1/31/2013
	5,855	—	—	150.99	8/17/2014
Timothy L. Conlon	27,603	—	—	150.99	1/31/2013
	5,855	—	—	150.99	8/17/2014
Gerald G. Sax	5,019	—	—	150.99	1/31/2013
	1,255	—	—	150.99	8/17/2014
	10,455	—	—	150.99	8/08/2015
Brian W. Barber	2,509	—	—	150.99	1/31/2013
	2,788	1,394	—	150.99	2/6/2017
	2,231	1,115	—	150.99	11/1/2017
Richard B. Kampf	2,509	—	—	150.99	1/31/2013
	2,788	1,394	—	150.99	2/6/2017
	2,231	1,115	—	150.99	11/1/2017

(1)	All options have a vesting schedule of (i) 33% on the date of grant, (ii) 33% two years following the date of grant and (iii) 33% three years after the date of grant.

Options Exercised and Stock Vested

None of our Named Executive Officers exercised any stock options or similar awards during the fiscal year ended December 31, 2009. The following table sets forth certain information with respect to stock option vesting during the fiscal year ended December 31, 2009, with respect to our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers for such fiscal year.

OPTION EXERCISES AND STOCK VESTED DURING THE FISCAL YEAR ENDED DECEMBER 31, 2009

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David M. Sindelar	—	—	—	—
Timothy L. Conlon	—	—	—	—
Gerald G. Sax	—	—	—	—
Brian W. Barber	—	—	2,509	—
Richard B. Kampf	—	—	2,509	—

Pension Benefits

None of our Named Executive Officers are covered by a pension plan or other similar benefit plan that provides for payments or other benefits.

Nonqualified Deferred Compensation

We do not have any nonqualified deferred compensation plans.

Potential Payments Upon Termination or Change in Control

We have entered into employment agreements with Messrs. Sindelar, Conlon, Sax, Barber, and Kampf. Specific provisions set forth in the employment agreements regarding payments on termination are provided below. The dollar amounts used in the discussion are estimates based on salary as of December 31, 2009, and benefits paid to the Named Executive Officer during the fiscal year ended December 31, 2009.

David M. Sindelar

Voluntary Termination by the Executive or Termination for Cause

Mr. Sindelar and his spouse are entitled to receive life and medical benefits upon his voluntary termination or termination for cause throughout the remainder of their lives. All other benefits and remuneration cease upon the voluntary termination by Mr. Sindelar or termination for cause. “Cause” is defined in Mr. Sindelar’s employment agreement to mean fraud, dishonesty, competition with us, unauthorized use of any of our trade secrets or confidential information or failure to properly perform the duties assigned to him, in our reasonable judgment.

Termination by Us Without Cause or Upon Death or Disability

If Mr. Sindelar is terminated by us without cause (as defined in Mr. Sindelar’s employment agreement) or upon Mr. Sindelar’s death or disability, Mr. Sindelar will continue to receive the following benefits for a period of 18 months: (i) his then current salary, which will not be less than $920,000; (ii) his annual cash-based incentive compensation opportunity; (iii) fringe benefits customarily afforded to our executives; (iv) reimbursement of the expense to own and maintain an automobile; and (v) lifetime medical benefits for himself and his spouse.

Effect of a Change in Control

There is no provision in Mr. Sindelar’s employment agreement that specifically allows for any payment to Mr. Sindelar in the event of a change in control.

Mr. Sindelar’s employment agreement contains covenants for the benefit of us relating to protection of our confidential information and the return of our property.

Timothy L. Conlon

Voluntary Termination by the Executive or Termination for Cause

Mr. Conlon and his spouse are entitled to receive life and medical benefits upon his voluntary termination or termination for cause throughout the remainder of their lives. All other benefits and remuneration cease upon the voluntary termination by Mr. Conlon or termination for cause. “Cause” is defined in Mr. Conlon’s employment agreement to mean fraud, dishonesty, competition with us, unauthorized use of any of our trade secrets or confidential information or failure to properly perform the duties assigned to him, in our reasonable judgment.

Termination by Us Without Cause or Upon Death or Disability

If Mr. Conlon is terminated by us without cause or upon Mr. Conlon’s death or disability, he is entitled to the following benefits for 18 months: (i) his annual salary, which is not to be less than $550,000; (ii) fringe benefits customarily afforded to our executives; (iii) reimbursement of the expense to own and maintain an automobile; and (iv) lifetime medical benefits for himself and his spouse.

Effect of a Change in Control

There is no provision in Mr. Conlon’s employment agreement that specifically allows for any payment to Mr. Conlon in the event of a change in control.

Mr. Conlon’s employment agreement contains covenants for our benefit relating to protection of our confidential information and the return of our property, non-competition for one-year following termination, in the event he is terminated for cause or voluntarily terminates, or during the period he accepts payments, in the event he is terminated without cause or upon death or disability, non-solicitation of our employees for three years following his termination.

Gerald G. Sax

Voluntary Termination by the Executive or Termination for Cause

Mr. Sax and his spouse are entitled to continue to receive life and medical benefits upon voluntary termination or termination for cause throughout the remainder of their lives. All other benefits and remuneration cease upon the voluntary termination by Mr. Sax or termination for cause. “Cause” is defined in Mr. Sax’s employment agreement to mean fraud, dishonesty, competition with us, unauthorized use of any of our trade secrets or confidential information or failure to properly perform the duties assigned to him, in our reasonable judgment.

Termination by Us Without Cause or Upon Death or Disability

If Mr. Sax is terminated by us without cause (as defined in Mr. Sax’s employment agreement) or upon Mr. Sax’s death or disability, he is entitled to the following benefits: (i) no less than $360,000 in annual salary for a period of 18 months (or $540,000); (ii) a one-time payment of $351,000; (iii) fringe benefits customarily afforded to our executives for 18 months; (iv) reimbursement of the expense to own and maintain an automobile for a period of 18 months; and (v) lifetime medical benefits for himself and his spouse.

Effect of a Change in Control

There is no provision in Mr. Sax’s employment agreement that specifically allows for any payment to Mr. Sax in the event of a change in control.

Mr. Sax’s employment agreement contains covenants for our benefit relating to protection of our confidential information and the return of our property, non-competition for one-year following termination, in the event he is terminated for cause or voluntarily terminates, or during the period he accepts payments, in the event he is terminated without cause or upon death or disability.

Brian W. Barber

Voluntary Termination by the Executive or Termination for Cause

All benefits and remuneration cease upon the voluntary termination by Mr. Barber or termination for cause. “Cause” is defined in Mr. Barber’s employment agreement to mean fraud, dishonesty, competition with us, unauthorized use of any of our trade secrets or confidential information or failure to properly perform the duties assigned to him, in our reasonable judgment.

Termination by Us Without Cause or Upon Death or Disability

If Mr. Barber is terminated by us without cause (as defined in Mr. Barber’s employment agreement) or upon Mr. Barber’s death or disability, he is entitled to the following benefits: (i) no less than $307,700 and (ii) fringe benefits customarily afforded to our executives for 12 months. In addition, in the event that Mr. Barber’s termination is without cause, Mr. Barber is eligible to receive an annual bonus he would otherwise have been entitled to receive (on a pro-rated basis through his termination date) under our AICP.

Effect of a Change in Control

There is no provision in Mr. Barber’s employment agreement that specifically allows for any payment to Mr. Barber in the event of a change of control.

Mr. Barber’s employment arrangement contains covenants for our benefit relating to protection of our confidential information and the return of our property, non-competition for one-year following termination, in the event he is terminated for cause or voluntarily terminates.

Richard B. Kampf

Voluntary Termination by the Executive or Termination for Cause

All benefits and remuneration cease upon the voluntary termination by Mr. Kampf or termination for cause. “Cause” is defined in Mr. Kampf’s employment agreement to mean fraud, dishonesty, competition with us, unauthorized use of any of our trade secrets or confidential information or failure to properly perform the duties assigned to him, in our reasonable judgment.

Termination by Us Without Cause or Upon Death or Disability

If Mr. Kampf is terminated by us without cause (as defined in Mr. Kampf’s employment agreement) or upon Mr. Kampf’s death or disability, he is entitled to the following benefits: (i) no less than $307,600 and (ii) fringe benefits customarily afforded to our executives for 12 months. In addition, in the event that Mr. Kampf’s termination is without cause, Mr. Kampf is eligible to receive an annual bonus he would otherwise have been entitled to receive (on a pro-rated basis through his termination date) under our AICP.

Effect of a Change in Control

There is no provision in Mr. Kampf’s employment agreement that specifically allows for any payment to Mr. Kampf in the event of a change of control.

Mr. Kampf’s employment arrangement contains covenants for our benefit relating to protection of our confidential information and the return of our property, non-competition for one-year following termination, in the event he is terminated for cause or voluntarily terminates.

The following table demonstrates the amounts payable to each Named Executive Officer upon termination of employment under several circumstances assuming such termination was effective December 31, 2009.

NEO	Voluntary Resignation	Termination for Cause	Termination without Cause	Termination Due to Death or Disability	Change of Control
David M. Sindelar	Lifetime medical benefits	Lifetime medical benefits	$2,809,500 plus lifetime medical benefits	$2,809,500 plus lifetime medical benefits	None
Timothy L. Conlon	Lifetime medical benefits	Lifetime medical benefits	$858,000 plus lifetime medical benefits	$858,000 plus lifetime medical benefits	None
Gerald G. Sax	Lifetime medical benefits	Lifetime medical benefits	$910,500 plus lifetime medical benefits	$910,500 plus lifetime medical benefits	None
Brian W. Barber	—	—	$307,700 plus medical benefits for 12 months	$307,700	None
Richard B. Kampf	—	—	$307,600 plus medical benefits for 12 months	$307,600	None

DIRECTOR COMPENSATION

In 2009, the Chairman of the Board received annual compensation of $130,000 and directors (other than the Chairman) who are not executive officers received an annual fee of $35,000. In addition, each Audit Committee and Compensation Committee member received an annual fee of $12,000 and the Chairman of the Audit Committee and Compensation Committee each received an additional fee of $7,000. We also reimbursed directors for out-of-pocket expenses incurred in connection with attending meetings of the Board and its committees. We also granted 55,000 stock options with an exercise price of $150.99 per share, which vested over a period of three years, to each of Messrs. Steffen, McGinn and Vieser and Ms. Gulyas upon their original election as directors in the first quarter of 2003 as additional compensation for their services as members of the Board. Mr. Steffen received an additional 50,000 options with an exercise price of $150.99 per share when he was elected as Chairman of the Board in December of 2003, which such options vested over a period of three years.

The following table provides compensation information for our directors in 2009 who were not our executive officers.

DIRECTOR COMPENSATION FOR FISCAL YEAR ENDED DECEMBER 31, 2009

Name	Fees Earned or Paid in Cash		Stock Awards		Option Awards		Total
Christopher J. Steffen	$154,000		$		$		$154,000
Jack D. Furst	35,000	(1)		—		—	35,000
Edward Herring	47,000	(1)		—		—	47,000
Philip Raygorodetsky(3)	32,250	(2)		—		—	32,250
Robert F. Cummings, Jr.	47,000	(4)		—		—	47,000
Diane H. Gulyas(5)	47,000			—		—	47,000
Richard W. Vieser	54,000			—		—	54,000
Richard A. McGinn	66,000			—		—	66,000
Peter Frank	11,750	(2)(6)		—		—	11,750
William C. McCormick(7)	—			—		—	—
Michael D. Burger(7)	—			—		—	—
Kirby A. Dyess(7)	—			—		—	—

(1) Compensation paid directly from us to HMTF.
(2) Compensation paid directly from us to GSC.
(3) Resigned from the Board on April 15, 2010.
(4) $23,500 of the compensation was paid directly from us to GSC prior to Mr. Cummings’ retirement from GSC in July 2009.
(5) Resigned from the Board on February 16, 2010.
(6) Mr. Frank served on the Board for only one quarter of the year 2009.
(7) Became a member of the Board on February 16, 2010.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to our voting capital stock as of April 29, 2010:

•	each person or group who is known by us to own beneficially more than five percent of our common stock;

•	each member of the Board and each of our Named Executive Officers; and

•	all members of the Board and Named Executive Officers as a group.

Beneficial ownership of shares is determined under rules of the SEC and generally includes any Shares over which a person exercises sole or shared voting or investment power. The table also includes the number of Shares underlying options and warrants that will be exercisable within 60 days of the date of this proxy statement. We have completed the process of issuing our shares of common stock in connection with the recapitalization of Viasystems (the “Recapitalization”) and the Merix Acquisition.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	Number	Percentage
VG Holdings, LLC(1)	15,562,558	77.9
c/o HM Capital Partners
200 Crescent Court, Suite 1600
Dallas, Texas 75201
Jack D. Furst(1)	15,562,558	77.9
Peter Frank(1)	15,562,558	77.9
Edward Herring(1)	15,562,558	77.9
Richard W. Vieser(2)	4,600	*
Robert F. Cummings, Jr.(1)	15,562,558	77.9
Richard A. McGinn(2)	4,600	*
Christopher J. Steffen(2)	8,782	*
David M. Sindelar(2)	35,131	0.2
Timothy L. Conlon(2)	35,458	0.2
Gerald G. Sax(2)	16,729	*
Brian W. Barber(2)	5,018	*
Richard B. Kampf(2)	5,018	*
William C. McCormick	3,837	*
Michael D. Burger	264	*
Kirby A. Dyess	1,069	*
All executive officers and directors as a group (15 persons)	15,685,670	78.5

* Represents beneficial ownership of less than 0.1% of the outstanding shares of our common stock.

(1) All of the members’ interests in VG Holdings are owned by the Funds. As a result of the transactions pursuant to the recapitalization agreement, dated October 6, 2009, by and among the Company and the Funds (the “Recapitalization Agreement”), VG Holdings holds approximately 77.9% of our common stock. See the section entitled “Transactions with Related Persons, Promoters and Certain Control Persons – Recapitalization Agreement” beginning on page 38 of this proxy statement. Each of the Funds may be deemed to have shared voting power and investment power with respect to Shares owned by VG Holdings. Messrs. Furst, Herring, Cummings and Frank and each disclaims beneficial ownership of Shares not owned of record by him, except to the extent of each entity’s and individual’s pecuniary interest in our common stock.

(2) Represents Shares issuable upon the exercise of options that are exercisable within 60 days.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND

CERTAIN CONTROL PERSONS

Monitoring and Oversight Agreement

We entered into a ten-year Monitoring and Oversight Agreement with Hicks, Muse & Co. Partners L.P., an affiliate of HMTF (“HM Co.”), effective as of January 31, 2003. Under the Monitoring and Oversight Agreement, we are required to pay HM Co. an annual fee for oversight and monitoring services equal to the lesser of (i) two percent of our consolidated adjusted EBITDA for such year or (ii) $1.5 million. The fee is payable for the preceding year following the completion of the audited financial statements for the preceding year, provided that HM Co. may elect to defer the payment of its fees, in which case these amounts will become due and payable at such time as HM Co. elects to require the payment of these obligations. The Monitoring and Oversight Agreement makes available the resources of HM Co. concerning a variety of financial and operational matters. These services have been provided not only by Mr. Furst and Mr. Herring, outside the scope of their duties as our directors, but also from numerous other principals and employees of HM Co. Mr. Furst and Mr. Herring are each principals of HM Co. HM Co. has performed various monitoring and oversight services, including providing input in management’s establishment of our financial and strategic acquisition plans. HM Co. monitors the viability and implementation of our strategic plan through actions such as review of monthly financial data, management briefings and facility visits. HM Co. is also entitled to reimbursement for any expenses incurred by it in connection with rendering services under the Monitoring and Oversight Agreement. In addition, we have agreed to indemnify HM Co., its affiliates, and their respective directors, officers, controlling persons, agents and employees from and against all claims, liabilities, losses, damages, expenses and fees and disbursements of counsel related to or arising out of or in connection with the services rendered by HM Co. under the Monitoring and Oversight Agreement and not resulting primarily from the bad faith, gross negligence, or willful misconduct of HM Co. The consolidated statements of operations include expenses of $1.2 million, $1.5 million and $1.5 million for the years ended December 31, 2009, 2008 and 2007, respectively, related to the Monitoring and Oversight Agreement. On February 11, 2010, under the terms and conditions of the Recapitalization Agreement, the Monitoring and Oversight Agreement was terminated in consideration for the payment by us of a cash termination fee of approximately $4.4 million to HM Co.

Recapitalization Agreement

In connection with the Merix Acquisition, on February 11, 2010 we entered into the Recapitalization Agreement, pursuant to which Viasystems and the Funds approved the Recapitalization such that (i) each outstanding share of our common stock was exchanged for 0.083647 shares of our newly issued common stock, (ii) each outstanding share of our Class A Junior Preferred Stock was reclassified as, and converted into, 8.478683 shares of our newly issued common stock and (iii) each outstanding share of our Class B Senior Preferred Stock was reclassified as, and converted into, 1.416566 shares of our newly issued common stock.

Pursuant to the Recapitalization Agreement, each outstanding option to purchase our common stock under the 2003 Plan was adjusted as follows: (i) the current exercise price of each option was adjusted by dividing that exercise price by 0.083647 and (ii) the number of shares of common stock covered by each option was adjusted by multiplying that number of shares by 0.083647.

Pursuant to the Recapitalization Agreement, we and the Funds agreed, concurrently with the consummation of the Merix Acquisition, to terminate the Monitoring and Oversight Agreement in consideration for the payment of a cash termination fee of approximately $4.4 million to HM Co.

As a result of the completion of the Recapitalization and the Merix Acquisition, (i) the holders of our common stock prior to the Recapitalization received approximately 2,415,263 shares of our newly issued common stock, (ii) the holders of our Class A Junior Preferred Stock prior to the Recapitalization received approximately 7,658,226 shares of our newly issued common stock, (iii) the holders of our Class B Senior Preferred Stock prior to the Recapitalization received approximately 6,028,260 shares of our newly issued common stock, (iv) the holders of the Merix common stock prior to the closing of the Merix Acquisition received approximately 2,500,000 shares of our newly issued common stock and (v) the holders of Merix convertible notes prior to the closing of the Merix Acquisition received, in addition to a cash payment of approximately $34.9 million, 1,398,251 shares of our newly issued common stock. Our total issued and outstanding common stock immediately after the closing of the Merix Acquisition was approximately 20,000,000 shares.

Stockholder Agreement

On January 31, 2003, we entered into a Stockholders Agreement (the “Stockholders Agreement”) with certain persons who acquired shares of our capital stock in connection with our Chapter 11 reorganization, including HMTF and GSC. The Stockholders Agreement provided for certain director election rights for affiliates of HMTF, affiliates of GSC and other non-HMTF stockholder parties to the Stockholders Agreement. The Stockholders Agreement also restricted our ability to engage in certain transactions without the consent of the requisite stockholders under the Stockholders Agreement.

In connection with the Merix Acquisition and pursuant to the Recapitalization Agreement, the Stockholders Agreement was terminated and we entered into the 2010 Stockholder Agreement with VG Holdings on February 11, 2010. VG Holdings was formed by the Funds and holds approximately 77.9% of our common stock. Under the terms of the 2010 Stockholder Agreement, VG Holdings has the right, subject to certain reductions, to designate up to five of 12 directors to serve on the Board. Subject to certain exceptions, VG Holdings agreed not to sell any of our common stock held by VG Holdings for 180 days after the closing of the Merix Acquisition.

The 2010 Stockholder Agreement provides VG Holdings with certain registration rights related to its shares of our common stock. Under the terms of the 2010 Stockholder Agreement, if after June 30, 2012, the public float of our common stock has not increased by 100% of the public float immediately prior to the consummation of the Merix Acquisition, then VG Holdings may request that we file a registration statement on Form S-1 or Form S-3 to effect a primary underwritten offering of Shares. VG Holdings also has the right to demand that we register its Shares on at least three occasions, subject to the conditions set forth in the registration agreement. In addition, VG Holdings has the right to “piggyback” on any registration statement that we file on an unlimited basis, subject to the conditions set forth in the registration agreement. If we are eligible to file a registration statement on Form S-3, VG Holdings can request that we register its Shares. The 2010 Stockholder Agreement will terminate on February 11, 2020.

Related Person Transaction Policy

We have adopted a Related Person Transaction Policy (“the Related Person Transaction Policy”) for review and approval or ratification by the Audit Committee of transactions in which we participate and a “related person” has a material direct or indirect interest. A “related person” means: each director and executive officer of Viasystems; any director nominee; any greater than five percent stockholder; any immediate family member of any of the foregoing; and any company or another entity that employs or is controlled by any of them, or in which any of them have a material ownership or financial interest.

Generally under the Related Person Transaction Policy, any director, executive officer or nominee who intends to enter into a related person transaction, and any employee of Viasystems who intends to cause Viasystems to enter into a related person transaction, is required to disclose all material facts regarding the proposed transaction to the Audit Committee.

The transaction will be reviewed by the Audit Committee and, in its discretion, approved or ratified. In connection with approving or ratifying a transaction, the Audit Committee considers, in light of the relevant facts and circumstances, whether or not the transaction is in, or not inconsistent with, the best interests of the Company. Thus, it may consider many factors, such as the relationship of the related person with Viasystems, the materiality or significance of the transaction to Viasystems and the related person, the business purpose and reasonableness of the transaction, whether the transaction is comparable to a transaction that could be available to Viasystems on an arm’s-length basis and the impact of the transaction on our business and operations. The Related Person Transaction Policy is available on our website at www.viasystems.com.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Company’s directors and executive officers and persons who own more than ten percent of the outstanding Shares, file with the SEC (and provide a copy to the Company) certain reports relating to their ownership of Shares.

The Company’s directors and executive officers and persons who own more than ten percent of the outstanding Shares were not subject to the reporting requirements of Section 16(a) for the fiscal year ended December 31, 2009, but became subject to such requirements after the closing of the Merix Acquisition on February 16, 2010. To the Company’s knowledge, based solely on a review of the copies of these reports furnished to the Company, all Section 16(a) filing requirements were met on a timely basis from February 16, 2010 until the date of this proxy statement, except that (i) due to an inadvertent administrative error at the Company in obtaining the relevant filing codes, a Form 3 for Joseph S. Catanzaro, which was due on February 16, 2010, was not filed until February 17, 2010 and (ii) a Form 3 for TCW, which was due on February 16, 2010, was not filed until February 17, 2010.

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or “incorporated by reference” in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The Audit Committee, which is comprised entirely of “independent” directors, as determined by the Board in accordance with the NASDAQ listing requirements and applicable federal securities laws, serves as an independent and objective party to assist the Board in fulfilling its oversight responsibilities including, but not limited to, overseeing (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independence, qualifications and performance of our independent registered public accounting firm, (iv) the performance of our internal audit function and (v) our risk management policies. The Audit Committee operates under a written charter which meets the requirements of applicable federal securities laws and the NASDAQ requirements.

In the first quarter of 2010, the predecessor Audit Committee reviewed and discussed the audited financial statements for the year ended December 31, 2009 with management and the independent registered public accounting firm, Ernst & Young LLP. The predecessor Audit Committee also discussed with the independent registered public accounting firm matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter from Ernst & Young LLP to the predecessor Audit Committee, pursuant to the Statement on Auditing Standards No. 61 Communications with Audit Committees, as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T regarding the independent accountants’ communications with the predecessor Audit Committee concerning independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in the Annual Report on

Form 10-K for filing with the SEC.

Audit Committee
    Richard W. Vieser (chairman)
    William C. McCormick
    Richard A. McGinn
    Christopher J. Steffen

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board has appointed and is requesting ratification by stockholders of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for 2010. While not required by law, the Board is asking the stockholders to ratify the selection of Ernst & Young as a matter of good corporate practice. Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Audit Fees

The aggregate amounts paid by the Company for the fiscal years ended December 31, 2009 and 2008 to the Company’s principal accounting firm, Ernst & Young, are as follows (in thousands):

	2009	2008
Audit Fees (1)	$1,631	$1,305
Audit-Related Fees (2)	267	40
Tax Fees (3)	45	94
All Other Fees (4)	1	1
Total	$1,944	$1,440
___________
(1)
Audit fees include the fees paid for the annual audit, the review of quarterly financial statements and assistance with regulatory and statutory filings, the audit of the Company’s internal controls over financial reporting with the objective of obtaining reasonable assurance about whether effective internal controls over financial reporting were maintained in all material respects and for the attestation of management’s report on the effectiveness of internal controls over financial reporting.

(2)	Audit-related fees include fees reasonably related to the performance of the annual audit or the review of the quarterly financial statements not reported in category (1).
(3)	Tax fees include fees for tax compliance, tax advice and tax planning.
(4)	All other fees include all fees billed for products and services provided by Ernst & Young, other than the services reported in categories (1), (2) and (3).

Pre-Approval Policy

The Audit Committee is required to pre-approve the audit and non-audit services to be performed by the independent auditor in order to assure that the provision of these services does not impair the auditor’s independence.

All audit services, audit-related services, tax services and other services provided by Ernst & Young were pre-approved by the Audit Committee, which concluded that the provision of these services by Ernst & Young was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee charter provides for pre-approval of any audit or non-audit services provided to us by our independent registered public accounting firm. The Audit Committee has the sole authority to approve (i) the hiring and firing of the independent registered public accounting firm, (ii) all audit engagement fees and terms and (iii) all non-audit engagements with the independent auditors.

Required Vote

Ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for 2010 requires “FOR” votes from the holders of a majority of the outstanding Shares entitled to vote who are present or represented by properly completed proxy if a quorum is present at the Annual Meeting. If the ratification of the appointment of Ernst & Young does not receive the requisite number of votes, the Board and the Audit Committee will reconsider its appointment.

Recommendation of the Board

The Board unanimously recommends a vote FOR ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for 2010.

PROPOSAL 3: APPROVAL OF THE VIASYSTEMS GROUP, INC.

2010 EQUITY INCENTIVE PLAN

General

On April 15, 2010, the Board, and on March 10, 2010 the Compensation Committee of the Board, adopted, subject to approval of our stockholders, the 2010 Plan. The principal features of the 2010 Plan are summarized below. The summary does not purport to be a complete statement of the 2010 Plan and is qualified by reference to the 2010 Plan, a copy of which is attached as Appendix A to this proxy statement. Capitalized terms used but not defined herein have the meaning given such terms in the 2010 Plan.

Purpose

The 2010 Plan was established to attract, retain and motivate officers, employees, non-employee directors, and other individuals providing services to the Company and its subsidiaries and affiliates and to promote the success of the Company’s business by providing the participants of the 2010 Plan with appropriate incentives. Potential participants include non-employee directors, officers and other employees of the Company or its subsidiaries or affiliates, as well as any other individuals providing services to the Company or its subsidiaries or affiliates.

Administration

The 2010 Plan is administered by the Compensation Committee, which has the full power and authority to interpret the 2010 Plan. These powers include, but are not limited to, the authority to select persons to participate in the 2010 Plan, determine the form and substance of grants under the 2010 Plan, determine the terms and conditions, if any, subject to which such grants will be made, modify the terms of grants, accelerate vesting and waive terms or conditions under the 2010 Plan. The Compensation Committee’s determinations and interpretations under the 2010 Plan are binding on the Company, the participants in the 2010 Plan and all other parties.

Eligibility

Any of our ten non-employee directors, approximately 13,800 employees and certain other individuals providing services to the Company may become participants of the 2010 Plan, if selected by the Compensation Committee to receive awards. However, we currently expect the majority of awards will be made to our directors, officers, and certain senior managers who have significant influence over the results of our operations.

Awards

Types of awards available under the 2010 Plan include stock options (both incentive and nonqualified), stock appreciation rights, restricted stock, other stock-based awards and performance-based compensation awards.

Stock Options

A participant granted a stock option will be entitled to purchase a specified number of Shares during a specified term at a fixed exercise price, affording the participant an opportunity to benefit from the appreciation in the market price of our common stock from the date of grant. The exercise price will be established by the Compensation Committee and shall not be less than the fair market value of a Share on the date of grant. “Fair market value” is the closing price of our common stock, as reported on the NASDAQ, which for example was $20.99 on April 29, 2010. Although we have the ability to grant incentive stock options under the 2010 Plan, we currently expect that any stock options granted under the 2010 Plan will be nonqualified stock options.

The Compensation Committee will determine the circumstances under which a stock option becomes exercisable and vested. Stock options may be exercised by payment in cash, delivery of outstanding Shares having a fair market value equal to the exercise price, by a net exercise or cashless exercise procedure approved by the Compensation Committee, or any combination of the foregoing. The Compensation Committee will determine the term of each stock option, however, no option shall be exercisable more than ten years from the date of grant.

Stock Appreciation Rights

A Stock appreciation right (“SAR”) granted under the 2010 Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (a) the fair market value of a specified number of Shares on the date of exercise over (b) the grant price of the right as specified by the Compensation Committee on the date of the grant. The grant price may not be less than the fair market value of the underlying Shares on the date of grant. Payment of such excess may be in the form of cash, Shares, other property or any combination thereof, as the Compensation Committee shall determine in its sole discretion. The term, methods of exercise, methods of settlement, and any other terms and conditions of any SAR shall be as determined by the Compensation Committee, provided that no SAR may have a term of more than ten years from the date of grant.

Restricted Stock

A restricted stock award is a grant of a specified number of Shares to a participant subject to a restricted period and the risk of forfeiture if such participant’s employment is terminated (upon certain circumstances) during such period. The terms and conditions of a restricted stock grant are determined by the Compensation Committee and the expiration of a restricted period may be conditioned upon the participant’s achievement of performance goals. The Compensation Committee also has the authority to determine whether or not the restricted stock has the right to receive dividends or to vote.

Other Stock-Based Awards

“Other Stock-Based Awards” are grants of awards of Shares or other awards that are valued, in whole or in part, by reference to, or are otherwise based on the fair market value of our common stock. Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Compensation Committee may determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives.

Restricted stock units (“RSUs”) are a form of Other Stock Based Awards that we may grant. A RSU is a contractual right to receive a Share at the end of a specified period. RSUs are subject to certain restrictions and the risk of forfeiture if such participant’s employment is terminated (upon certain circumstances) during such period. The Compensation Committee will determine the circumstances under which RSUs vest and related restrictions lapse.

Performance-Based Compensation

Performance-based compensation awards (“Performance Awards”) are awards of Shares or other amounts based upon the achievement of certain objective performance goals. Performance Awards will be earned only if the performance objectives, established by the Compensation Committee, are met. The performance objectives will be based on the achievement of performance goals based on one or more of the following performance measures: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on shareholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) return on assets; (xix) staff training; and (xx) corporate social responsibility policy implementation.

Any performance measure may be (i) used to measure the performance of the Company and/or any of our subsidiaries as a whole, any business unit, or any combination thereof, (ii) compared to the performance of a group of comparable companies, or a published or special index or (iii) adjusted by the Compensation Committee, at the time such performance goal is established, to add or remove the effect of non-recurring events, mergers and acquisitions, and financing transactions. Performance-Based Compensation awards may not be adjusted upward, but may be adjusted downward at the discretion of the Compensation Committee.

Amendment or Substitution of Awards

The Compensation Committee may amend awards under the 2010 Plan in any manner that it deems appropriate, except as provided in the 2010 Plan’s adjustment provision (discussed below); however, pursuant to the forms of award agreements for nonqualified stock options and restricted stock awards, no amendment to an award may materially diminish a participant’s rights under an award without the participant’s consent, and the exercise price of an option may not be reduced without stockholder approval. The Compensation Committee may establish an exchange program under which (i) holders surrender or cancel outstanding awards under the 2010 Plan in exchange for the grant of new awards under the 2010 Plan (which may have a lower exercise price and different terms) and/or cash or (ii) the exercise price of an outstanding award under the 2010 Plan is reduced; provided, however, that such exchange programs may not be established without stockholder approval.

Anticipated Form, Amount and Terms of Grants

While the Compensation Committee will retain discretion to grant awards in any form permitted by the 2010 Plan, it is currently contemplated that (i) awards to non-employee directors will be in the form of restricted stock awards, (ii) the grants to our top five officers will be in the form of restricted stock and nonqualified stock options and (iii) the majority of grants to all other employees will be in the form of nonqualified stock options. All of such allocations are preliminary and are subject to review and revision by the Compensation Committee and the Board.

The Compensation Committee also retains the discretion to grant awards with any terms permitted by the 2010 Plan, however, it is currently contemplated that (i) nonqualified stock options would vest over a three year period; one-third of an award would cliff-vest on the first anniversary of the vesting commencement date and the remaining award would vest in equal quarterly installments over the two year period following the first anniversary of the vesting commencement date and (ii) restricted stock awards would vest three years after the date of grant.

Treatment of Awards in the Event of Termination of Service or Change in Control

Termination of Service

Under the 2010 Plan, unless a grant agreement provides otherwise, if a participant’s employment is terminated all of such participant’s (i) unvested awards will be cancelled and forfeited as of the date the participant is no longer receiving compensation from the Company (the “Termination Date”) and (ii) vested awards will terminate upon the earlier of 90 days following the Termination Date or the expiration of their term.

The Compensation Committee has adopted a form of grant agreement for nonqualified stock options which provides that if an employee participant’s service is terminated due to death or disability prior to the first anniversary of the date of grant, the unvested portion of the award will vest on a pro rata basis based on the number of full months of service the participant completed between the date of grant and the termination of service divided by 36. Otherwise, to the extent not vested, options terminate and are forfeited immediately upon the termination of a participant’s service for any reason. The Compensation Committee has also adopted a form of grant agreement for restricted stock awards which provides that if a participant terminates his or her service as a director of the Company or if an employee’s service to the Company is involuntarily terminated, the unvested portion of the award will vest by multiplying 0.083 times the number of quarters of service the participant provided to the Company between the date of grant and the termination of service times the number of restricted Shares granted to that participant.

Change in Control

Under the 2010 Plan, in the event of a Change in Control, the Compensation Committee may, but is not obligated to, make adjustments to the terms and conditions of outstanding awards including, but not limited to, (i) continuation or assumption of outstanding awards by the surviving company, (ii) substitution of awards by the surviving company with substantially the same terms for outstanding awards, (iii) accelerated exercisability, vesting and/or lapse of restrictions under outstanding awards (to the extent not provided in the award agreement), or (iv) cancellation of all or any portion of outstanding awards for fair value.

Our Compensation Committee has adopted a form of grant agreement for nonqualified stock options which provides that, immediately prior to a Change in Control, the unvested portion of the award will become fully vested and exercisable as of the date of the Change in Control, and will remain exercisable for, and will otherwise terminate and thereafter be forfeited 90 days following the Change in Control. Our Compensation Committee has also adopted a form of grant agreement for restricted stock awards which provides that, immediately prior to a Change in Control, the unvested portion of the restricted Shares will become fully vested as of the date of the Change in Control.

Number of Shares Available for Issuance

Shares Available

Subject to the additions and adjustments described below, 3,000,000 Shares are authorized for granting awards under the 2010 Plan. If any grant under the 2010 Plan expires or terminates unexercised, becomes unexercisable, is forfeited as to any Shares, or is tendered or withheld as to any shares in payment of the exercise price of the grant or the taxes payable with respect to the exercise, then such unpurchased, forfeited, tendered or withheld shares are thereafter available for future awards under the 2010 Plan.

Shares under the 2003 Plan

Approximately 22,917 shares remain available to be granted under the 2003 Plan. Upon stockholder approval of the 2010 Plan we will generally discontinue the use of the 2003 Plan and will make no new award grants under the 2003 Plan. Any outstanding awards under the 2003 Plan will continue to be governed by the terms of the 2003 Plan. Any awards under the 2003 Plan that (i) expire or otherwise terminate without having been exercised or (ii) are forfeited to or repurchased by us, shall not be available for future grant.

Adjustments

In the event of any adjustment, recapitalization, reorganization or other change in our capital structure, stock split, reverse stock split, stock dividend, combination of Shares, merger, consolidation, distribution to stockholders of a material amount of assets of the Company (including in the form of an extraordinary dividend) or any other change in the corporate structure or shares of the Company, the Compensation Committee, to prevent dilution or enlargement of participant’s rights under the 2010 Plan, will make equitable adjustments in the number and kind of Shares that may be issued under the 2010 Plan or covered by outstanding awards under the 2010 Plan and in the exercise prices of outstanding awards.

Award Limits

Under the provisions of the 2010 Plan, no more than 1,000,000 Shares may be granted to any participant in any fiscal year. In addition, no more than $5,000,000.00 may be granted to any participant in any fiscal year with respect to awards denominated in cash or property.

Director and Officer Interest

Our directors and officers may receive future grants under the 2010 Plan in connection with their services to the Company and its subsidiaries and affiliates. At this time, no particular grant amount for any director or officer has been determined.

Expected Tax Consequences

The following is a general summary, as of the date of this proxy statement, of the federal income tax consequences to participants and the Company of grants under the 2010 Plan. This summary is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the 2010 Plan, as the issuance, receipt, vesting or settlement of equity-based awards under the 2010 Plan may have varying tax consequences to participants. The summary does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Each participant will be encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the 2010 Plan based on his or her individual situation. Neither the Company nor the Compensation Committee makes any guarantees regarding the tax treatment of any awards or payments made under the 2010 Plan, nor does the Company nor the Compensation Committee have any obligation to take any action to prevent the assessment of any tax to any participant with respect to any award.

Incentive Stock Options. With respect to incentive stock options, generally the stock option holder is not taxed, and we are not entitled to a deduction, on either the grant or the exercise of an incentive stock option so long as the requirements of Section 422 of the U.S. Internal Revenue Code of 1986, as amended from time to time (the “Code”), continue to be met. If the stock option holder meets the employment requirements and does not dispose of the Shares acquired upon exercise of an incentive stock option until at least one year after date of the exercise of the stock option and at least two years after the date the stock option was granted, gain or loss realized on sale of the Shares will be treated as long-term capital gain or loss. If the Shares are disposed of before those periods expire, which is called a disqualifying disposition, the stock option holder will be required to recognize ordinary income in an amount equal to the lesser of (i) the excess, if any, of the fair market value of our common stock on the date of exercise over the exercise price, or (ii) if the disposition is a taxable sale or exchange, the amount of gain realized. Upon a disqualifying disposition, we will generally be entitled, in the same tax year, to a deduction equal to the amount of ordinary income recognized by the stock option holder.

Nonqualified Stock Options. The grant of a stock option that does not qualify for treatment as an incentive stock option, or a nonqualified stock option, is generally not a taxable event for the stock option holder. Upon exercise of the stock option, the stock option holder generally will be required to recognize ordinary income in an amount equal to the excess of the fair market value of our common stock acquired upon exercise (determined as of the date of exercise) over the exercise price of the stock option, and we will be entitled to a deduction in an equal amount in the same tax year. At the time of a subsequent sale or disposition of Shares obtained upon exercise of a nonqualified stock option, any gain or loss will be a capital gain or loss, which will be either a long-term or short-term capital gain or loss to the participant, depending on how long the shares have been held.

Stock Appreciation Rights. The grant of a SAR will not cause the participant to recognize ordinary income or entitle us to a deduction for federal income tax purposes. Upon the exercise of a SAR, the participant will recognize ordinary income in the amount of the cash or value of Shares payable to the participant (before reduction for any withholding taxes), and we will receive a corresponding deduction in an amount equal to the ordinary income recognized by the participant, assuming that a deduction is allowed under Section 162(m) of the Code.

Stock, Other Stock-Based Awards and Performance Awards. The federal income tax consequences with respect to restricted stock, restricted stock units, performance awards and other stock-based awards depend on the facts and circumstances of each award, including, in particular, the nature of any restrictions imposed with respect to the awards. In general, if the awards that are granted to the participant are subject to a “substantial risk of forfeiture” (for example, the awards are conditioned upon the future performance of substantial services by the participant) and are nontransferable, a taxable event occurs when the risk of forfeiture ceases or the awards become transferable, whichever first occurs. At such time, the participant will recognize ordinary income to the extent of the excess of the fair market value of the awards on such date over the participant's cost for such awards (if any), and the same amount is deductible by us, assuming that a deduction is allowed under Section 162(m) of the Code. Under certain circumstances, the participant may elect to recognize the amount of the award as ordinary income on the date of grant for federal income tax purposes, which would also allow us to take a deduction at the same time, even though such awards are subject to a substantial risk of forfeiture. If the awards granted to the participant are not subject to a substantial risk of forfeiture or transferability restrictions, the participant will recognize ordinary income with respect to the awards to the extent of the excess of the fair market value of the awards at the time of grant over the participant's cost, if any, and the same amount is deductible by us, assuming that a deduction is allowed under Section 162(m) of the Code. If a stock or stock unit award is granted but no stock is actually issued to the participant at the time the award is granted, the participant will recognize ordinary income at the time the participant receives stock free of any substantial risk of forfeiture and the amount of such income will be equal to the fair market value of the stock at such time over the participant's cost, if any, and the same amount is then deductible by us.

Withholding Obligations. We have the right to require the recipient to pay to us an amount necessary for us to satisfy the recipient's minimum applicable federal, state or local tax withholding obligations with respect to awards granted under the 2010 Plan. As permitted by applicable law, we may withhold from other amounts payable to a recipient an amount necessary to satisfy these obligations, and the Compensation Committee may permit a participant to satisfy our withholding obligation with respect to awards paid in common stock by having Shares withheld, at the time the awards become taxable, provided that the number of Shares withheld does not exceed the individual's minimum applicable withholding tax rate for federal, state and local tax liabilities.

Code Section 409A. The participant may be subject to a 20% penalty tax (plus interest), in addition to ordinary income tax, at the time the grant becomes vested, if a grant constitutes deferred compensation under Section 409A of the Code and the requirements of Section 409A of the Code are not satisfied. We have an obligation to withhold the amount of any such penalty tax and interest.

Code Section 162(m). Pursuant to Section 162(m) of the Code, the annual compensation paid to an individual, who on the last day of the taxable year was the Chief Executive Officer or otherwise covered by this provision because his or her compensation was reported in the Summary Compensation Table, may not be deductible to the extent that it exceeds $1 million unless the compensation qualifies as “performance-based” under Section 162(m) of the Code. The 2010 Plan has been designed to permit the Compensation Committee to grant awards that qualify as “performance-based” for purposes of satisfying the conditions of Section 162(m) of the Code.

Registration on Form S-8

If the 2010 Plan is approved by stockholders, we intend to file a registration statement on Form S-8 under the Securities Act of 1933, as amended, to register the 3,000,000 Shares authorized for issuance under the 2010 Plan. Such registration statement will be effective upon filing.

Required Vote to Adopt the 2010 Plan

Approval of the 2010 Plan requires “FOR” votes from the holders of a majority of the outstanding Shares entitled to vote who are present or represented by properly completed proxy if a quorum is present at the Annual Meeting. If the approval of the 2010 Plan does not receive the requisite number of votes, the Board and the Compensation Committee will reconsider the 2010 Plan.

Recommendation of the Board

The Board recommends a vote for the approval of the 2010 Plan, because the Board believes the plan is in the best interests of the Company and our stockholders for the following reasons:

Aligns director, employee and stockholder interests. We believe that our stock-based compensation programs help align the interests of our non-employee directors, our employees and our stockholders. We believe that our long-term stock-based incentives help promote long-term retention of our employees and encourage significant ownership of our common stock. We also believe such incentives reinforce achievement of our financial business goals by linking a portion of a participant's compensation to the achievement by the Company, and in certain cases, a division or individual, of performance goals. If the 2010 Plan is approved, we will be able to maintain our means of aligning the interests of our non-employee directors and employees with the interests of our stockholders.

Attracts and retains talent. Talented, motivated and effective executives and employees are essential to executing our business strategies. Stock-based awards are an important component of total compensation at the Company because such compensation enables us to effectively recruit executives and other employees while encouraging them to act and think like owners of the Company. If the 2010 Plan is approved, we believe we will maintain our ability to offer competitive compensation packages to both retain our best performers and attract new talent.

Supports our pay-for-performance philosophy. We believe that stock-based compensation, by its very nature, is performance-based compensation. The largest component of total compensation for our executives is incentive compensation in the form of both stock-based and cash-based incentives that are tied to the achievement of financial business results. We use incentive compensation to help reinforce desired financial business results to our executives and to motivate them to make decisions to produce those results.

Avoids disruption in our compensation programs. The approval of the 2010 Plan by our stockholders is important because the 2003 Plan has a limited number of shares available for grant. If the 2010 Plan is not approved, to continue to offer competitive compensation it would likely be necessary to replace components of compensation previously awarded in equity with cash or with other instruments that may not necessarily align director and employee interests with those of our stockholders as well as stock-based awards do. Additionally, replacing equity with cash will increase cash compensation expense and use cash that would be better utilized toward other strategic purposes, such as strategic acquisitions and improvements in the quality and performance of our business.

Will not be excessively dilutive to our stockholders. Subject to adjustment, the maximum number of shares of our common stock authorized for issuance under the 2010 Plan is 3,000,000 shares. If the 2010 Plan is approved by stockholders, no new awards will be granted under the 2003 Plan.

The Board unanimously recommends a vote FOR the approval of the 2010 Plan.

Equity Compensation Plan Information

We currently maintain the 2003 Plan for the benefit of our employees. The following table sets forth certain information as of December 31, 2009, with respect the 2003 Plan, under which our equity securities are authorized for issuance, aggregated by (i) all compensation plans previously approved by our security holders, and (ii) all compensation plans not previously approved by our security holders. The table includes the number of securities to be issued upon the exercise of outstanding options, warrants and rights (column (a)); the weighted-average exercise price of the outstanding options, warrants and rights (column (b)); and the number of securities remaining available for future issuance under the plans (column (c)).

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	209,435	$150.99	22,917

OTHER MATTERS

The Board is not aware of any matters not referred to in this proxy statement that will be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the Shares represented thereby in accordance with their discretion.

SOLICITATION COSTS

The Company will pay the cost of soliciting proxies for the Annual Meeting, including the cost of mailing. The solicitation is being made by mail and may also be made by telephone or in person using the services of a number of regular officers and employees of the Company at nominal cost. No special compensation will be paid to our regular officers or employees for the solicitation of proxies. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses incurred in sending proxy materials to beneficial owners of Shares.

HOUSEHOLDING

The SEC allows us to deliver a single proxy statement, Annual Report and Notice of Internet Availability of Proxy Materials to an address shared by two or more of our stockholders. This delivery method, referred to as “householding,” can result in significant cost savings for us. In order to take advantage of this opportunity, the Company and banks and brokerage firms that hold your shares have delivered only one proxy statement, Annual Report and Notice of Internet Availability of Proxy Materials to multiple stockholders who share an address unless one or more of the stockholders has provided contrary instructions. The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement, Annual Report and Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement, Annual Report and Notice of Internet Availability of Proxy Materials, now or in the future, may obtain one, without charge, by addressing a request to Investor Relations, Viasystems Group, Inc., 101 South Hanley Road, Suite 400, St. Louis, Missouri 63105 or by calling (314) 719-1869. You may also obtain a copy of the proxy statement and annual report from the investor relations page on the Company’s website (www.viasystems.com). Stockholders of record sharing an address who are receiving multiple copies of proxy materials, annual reports and Notice of Internet Availability of Proxy Materials and wish to receive a single copy of such materials in the future should submit their request by contacting us in the same manner. If you are the beneficial owner, but not the record holder, of the Company’s shares and wish to receive only one copy of the proxy statement, annual report and Notice of Internet Availability of Proxy Materials in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

If you want to make a proposal for consideration at next year’s annual meeting of stockholders (the “2011 Annual Meeting”) and have it included in the Company’s proxy materials, the Company must receive your proposal by December 31, 2010 and the proposal must comply with the rules of the SEC.

If you want to make a proposal or nominate a director for consideration at the 2011 Annual Meeting without having the proposal included in the Company’s proxy materials, the Secretary of the Company must receive notice of your proposal (the “Notice of Proposal”), no earlier than January 23, 2011 (120 days prior to the first anniversary of the date of the Annual Meeting) and no later than March 25, 2011 (90 days prior to the first anniversary of the date of the Annual Meeting), with certain exceptions if the date of the 2011 Annual Meeting is advanced by more than 30 days or delayed by more than 70 days from the anniversary of the Annual Meeting. For a stockholder’s proposal to be considered at the 2011 Annual Meeting, such stockholder must be a stockholder of record of the Company at the time the Notice of Proposal is delivered to the Secretary and at the time of the 2011 Annual Meeting, must be entitled to vote at the 2011 Annual Meeting and must comply with the notice procedures set forth in the Bylaws.

If the Company does not receive your proposal or nomination by the appropriate deadline, then it may not be brought before the 2011 Annual Meeting.

The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver by the Company of its right to do so at any time in the future.

You should address your proposals or nominations to Daniel J. Weber, Secretary, Viasystems Group, Inc., 101 South Hanley Road, Suite 400, St. Louis, Missouri 63105.

By Order of the Board
VIASYSTEMS GROUP, INC.

/s/Daniel J. Weber
Daniel J. Weber Secretary

April 30, 2010

APPENDIX A

VIASYSTEMS GROUP, INC. 2010 EQUITY INCENTIVE PLAN
___________

PROPOSED
Viasystems Group, Inc.
2010 Equity Incentive Plan

Article 1. Establishment & Purpose

1.1 Establishment.  Viasystems Group, Inc., a Delaware corporation (the “Company”), hereby establishes the 2010 Equity Incentive Plan (the “Plan”) as set forth herein.

1.2 Purpose of the Plan.  The purpose of this Plan is to attract, retain and motivate officers, employees, non-employee directors, and other individuals providing services to the Company and its Subsidiaries and Affiliates and to promote the success of the Company’s business by providing the participants of the Plan with appropriate incentives.

Article 2. Definitions

Whenever capitalized in the Plan, the following terms shall have the meanings set forth below.

2.1 “Affiliate” means any Subsidiary and any other entity that the Company, either directly or indirectly, is in common control with, is controlled by or controls, or any other entity designated by the Board in which the Company, a Subsidiary or any other Affiliate has a substantial direct or indirect equity interest.

2.2 “Annual Award Limit” shall have the meaning set forth in Section 5.1(b) hereof.

2.3 “Award” means any Option, Stock Appreciation Right, Restricted Stock, Other Stock-Based Award, or Performance-Based Compensation award that is granted under the Plan.

2.4 “Award Agreement” means either (a) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (b) a written statement issued by the Company, a Subsidiary, or Affiliate to a Participant describing the terms and conditions of the actual grant of such Award and not providing for any approval or execution by the Participant.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Business Combination” means a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of the Company.

2.7 “Change in Control” means the occurrence after the Effective Date of one of the following events:

(a)           any “person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(b)           the Incumbent Directors cease for any reason, including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board; provided that, any person who becomes a director of the Company subsequent to the Effective Date shall be considered an Incumbent Director if such person’s election or nomination for election was approved by a vote of at least two-thirds (2/3) of the Incumbent Directors then in office; but provided further that, any such person whose initial assumption of office on the Board is in connection with an actual or threatened election contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as defined in Sections 13(d) and 14(d) of the Exchange Act) other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not become an Incumbent Director;

(c)           the consummation of any Business Combination, unless, following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Business Combination (including, without limitation, a company which, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding voting securities of the Company;

(d)           the stockholders of the Company approve any plan or proposal for the complete liquidation or dissolution of the Company;

(e)           the stockholders of the Company approve the sale or other disposition of all or substantially all of the assets of the Company and such transaction is consummated; or

(f)           the stockholders of the Company approve a going private transaction which will result in the Shares no longer being publicly traded and such transaction is consummated.

2.8 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

2.9 “Committee” means the Compensation Committee of the Board or any other committee designated by the Board to administer this Plan.  To the extent applicable, the Committee shall have at least two members, each of whom shall be (a) a Non-Employee Director, (b) an Outside Director, and (c) an “independent director” within the meaning of the listing requirements of any exchange on which the Company is listed.

2.10 “Covered Employee” means for any Plan Year, a Participant designated by the Company as a potential “covered employee” as such term is defined in Section 162(m) of the Code.

2.11 “Director” means a member of the Board who is not an Employee.

2.12 “Effective Date” means the date set forth in Section 15.14 hereof.

2.13 “Employee” means an officer or other employee of the Company, a Subsidiary or Affiliate, including a member of the Board who is an employee of the Company, a Subsidiary or Affiliate.

2.14 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.15 “Exchange Program” means a program under which (a) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have a lower exercise price and different terms), Awards of a different type, and/or cash, and/or (b) the exercise price of an outstanding Award is reduced.  The Committee will determine the terms and conditions of any Exchange Program in its sole discretion; provided, however, that the Committee may only institute an Exchange Program with the approval of the Company’s stockholders.

2.16 “Fair Market Value” means, as of any date, the per Share value determined as follows, in accordance with applicable provisions of Section 409A of the Code:

(a)
the officially quoted closing selling price of the stock (or if no selling price is quoted, the bid price) on a nationally recognized stock exchange or any established over-the-counter trading system on which dealings take place ; or

(b)
in the absence of an established market for the Shares of the type described in (a) above, the per Share Fair Market Value thereof shall be determined by the Committee in good faith and in accordance with applicable provisions of Section 409A of the Code.

2.17 “Incentive Stock Option” means an Option intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code and designated as an Incentive Stock Option.

2.18 “Incumbent Directors” means the persons who on the Effective Date constitute the Board and any other persons who subsequently become “Incumbent Directors” pursuant to Section 2.8(b) hereof.

2.19 “Non-Employee Director” means a person defined in Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.

2.20 “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

2.21 “Other Stock-Based Award” means shall have the meaning set forth under Article 9 hereof.

2.22 “Option” means any stock option granted from time to time under Article 6 hereof.

2.23 “Option Price” means the purchase price per Share subject to an Option, as determined pursuant to Section 6.2 hereof.

2.24 “Outside Director” means a member of the Board who is an “outside director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

2.25 “Participant” means any eligible person as set forth in Section 4.1 hereof to whom an Award is granted.

2.26 “Performance-Based Compensation” means compensation under an Award that is intended to constitute “qualified performance-based compensation” within the meaning of the regulations promulgated under Section 162(m) of Code or any successor provision.

2.27 “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.28 “Person” means any natural person, sole proprietorship, general partnership, limited partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, governmental authority, or any other organization, irrespective of whether it is a legal entity and includes any successor (by merger or otherwise) of such entity.

2.29 “Plan Year” means the applicable fiscal year of the Company.

2.30 “Restricted Stock” means any Award granted under Article 8 hereof.

2.31 “Restriction Period” means the period during which Restricted Stock awarded under Article 8 of the Plan is subject to forfeiture.

2.32 “Share” means a share of the common stock of the Company, par value $0.01 per share, or such other class or kind of shares or other securities resulting from the application of Article 13 hereof.

2.33 “Stock Appreciation Right” means any right granted under Article 7 hereof.

2.34 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations, other than the last corporation in each unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.35 “Ten Percent Shareholder” means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or a Subsidiary or Affiliate.

Article 3. Administration

3.1 Authority of the Committee.  The Plan shall be administered by the Committee, which shall have full power to interpret and administer the Plan and Award Agreements and full authority to select the Participants to whom Awards will be granted, to determine the type and amount of Awards to be granted to each such Participant and the terms and conditions of Awards and Award Agreements, and to determine the terms and conditions of any, and with the approval of the Company’s stockholders, to institute an Exchange Program.  Without limiting the generality of the foregoing, the Committee may, in its sole discretion, but subject to the limitations in Article 12 and Sections 6.6 and 10.5 hereof, clarify, construe or resolve any ambiguity or omission in any provision of the Plan or any Award Agreement, extend the term or period of exercisability of any Awards, accelerate the vesting of any Award, or waive any terms or conditions applicable to any Award.  Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Subsidiaries or Affiliates or a company acquired by the Company or with which the Company combines.  The Committee shall have full and exclusive discretionary power to adopt rules, forms, instruments, and guidelines for administering the Plan as the Committee deems necessary or proper.  Notwithstanding anything in this Section 3.1 to the contrary, the Board, or any other committee or sub-committee established by the Board, is hereby authorized (in addition to any necessary action by the Committee) to grant or approve Awards as necessary to satisfy the requirements of Section 16 of the Exchange Act and the rules and regulations thereunder and to act in lieu of the Committee with respect to Awards made to Non-Employee Directors under the Plan.  All actions taken and all interpretations and determinations made by the Committee or by the Board (or any other committee or sub-committee thereof), as applicable, shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.2 Delegation.  The Committee may delegate to one or more of its members, one or more officers of the Company or any of its Subsidiaries or Affiliates, and one or more agents or advisors such administrative duties or powers as it may deem advisable; provided that the Committee shall not delegate to officers of the Company or any of its Subsidiaries or Affiliates the power to make grants of Awards to officers of the Company or any of its Subsidiaries or Affiliates; provided, further, that no delegation shall be permitted under the Plan that is prohibited by applicable law.

Article 4. Eligibility and Participation

4.1 Eligibility.  Participants will consist of such Employees, Directors and other individuals providing services to the Company or any Subsidiary or Affiliate as the Committee in its sole discretion determines and whom the Committee may designate from time to time to receive Awards.  Designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year.

4.2 Type of Awards.  Awards under the Plan may be granted in any one or a combination of:  (a) Options, (b) Stock Appreciation Rights, (c) Restricted Stock, (d) Other Stock-Based Awards, and (e) Performance-Based Compensation Awards.  The Plan sets forth the performance goals and procedural requirements to permit the Company to design Awards that qualify as Performance-Based Compensation, as described in Article 10 hereof.  Awards granted under the Plan shall be evidenced by Award Agreements (which need not be identical) that provide additional terms and conditions associated with such Awards, as determined by the Committee in its sole discretion; provided, however, that in the event of any conflict between the provisions of the Plan and any such Award Agreement, the provisions of the Plan shall prevail.

Article 5. Shares Subject to the Plan and Maximum Awards

5.1 Number of Shares Available for Awards.

(a)
General. Subject to adjustment as provided in Section 5.1(c) and Article 13 hereof, the maximum number of Shares available for issuance to Participants pursuant to Awards under the Plan shall be 3,000,000 Shares.  The number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 500,000 Shares, subject to Article 13 hereof and the provisions of Sections 422 or 424 of the Code and any successor provisions.  The Shares available for issuance under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury Shares.  Any unvested Shares forfeited by a Participant due to termination of Service, any unearned Performance Shares, or any unexercised Options, shall again be available for Awards; provided, however, that such Shares shall continue to be counted as granted for purposes of determining whether an Annual Award Limit has been attained.  Upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised will cease to be available under the Plan.

(b)
Annual Award Limits.  The maximum number of Shares with respect to Awards denominated in Shares that may be granted to any Participant in any Plan Year shall be 1,000,000 Shares, subject to adjustments made in accordance with Article 13 hereof, and the maximum value of cash payable with respect to Awards denominated in cash or property that may be granted to any Participant in any Plan Year shall be $5,000,000.00, subject to adjustments made in accordance with Article 13 hereof (the “Annual Award Limit”).

(c)
Additional Shares.  In the event that any outstanding Award expires, is forfeited, cancelled or otherwise terminated without the issuance of Shares or is otherwise settled for cash, the Shares subject to such Award, to the extent of any such forfeiture, cancellation, expiration, termination or settlement for cash, shall again be available for Awards.  If the Committee authorizes the assumption under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, of awards granted under another plan, such assumption shall not (i) reduce the maximum number of Shares available for issuance under this Plan or (ii) be subject to or counted against a Participant’s Annual Award Limit.

Article 6. Stock Options

6.1 Grant of Options.  The Committee is hereby authorized to grant Options to Participants.  Each Option shall permit a Participant to purchase from the Company a stated number of Shares at an Option Price established by the Committee, subject to the terms and conditions described in this Article 6 and to such additional terms and conditions, as established by the Committee, in its sole discretion, that are consistent with the provisions of the Plan.  Options shall be designated as either Incentive Stock Options or Nonqualified Stock Options, provided that Options granted to Directors shall be Nonqualified Stock Options.  An Option granted as an Incentive Stock Option shall, to the extent it fails to qualify as an Incentive Stock Option, be treated as a Nonqualified Stock Option.  Neither the Committee nor the Company or any of its Subsidiaries or Affiliates shall be liable to any Participant or to any other Person if it is determined that an Option intended to be an Incentive Stock Option does not qualify as an Incentive Stock Option.  Options shall be evidenced by Award Agreements which shall state the number of Shares covered by such Option.  Such Award Agreements shall conform to the requirements of the Plan, and may contain such other provisions, as the Committee shall deem advisable.

6.2 Terms of Option Grant. The Option Price per Share shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value of a Share on the date of grant.  In the case of any Incentive Stock Option the Option Price per Share shall be (a) if granted to a person other than a Ten Percent Shareholder, not less than 100% of the Fair Market Value of a Share on the date of grant or (b) if granted to a Ten Percent Shareholder, not be less than 110% of the Fair Market Value of a Share on the date of grant.

6.3 Option Term.  The term of each Option shall be determined by the Committee at the time of grant and shall be stated in the Award Agreement, but in no event shall such term be greater than ten years (or, in the case on an Incentive Stock Option granted to a Ten Percent Shareholder, five years).

6.4 Time of Exercise.  Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.5 Method of Exercise.  Except as otherwise provided in the Plan or in an Award Agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable.  For purposes of this Article 6, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (a), (b), (c), (d), or (e) in the following sentence (including the applicable tax withholding pursuant to Section 15.3 hereof).  The aggregate Option Price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant (a) in cash or its equivalent (e.g., by cashier’s check), (b) to the extent permitted by the Committee, in Shares (whether or not previously owned by the Participant) having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee, (c) partly in cash and, to the extent permitted by the Committee, partly in such Shares (as described in (b) above), (d) to the extent permitted by the Committee, by reducing the number of Shares otherwise deliverable upon the exercise of the Option by the number of Shares having a Fair Market Value equal to the Option Price, or (e) if there is a public market for the Shares at such time, subject to such requirements as may be imposed by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased.  The Committee may prescribe any other method of payment that it determines to be consistent with applicable law and the purpose of the Plan.

6.6 Limitations on Incentive Stock Options.  Incentive Stock Options may be granted only to employees of the Company or of a “parent corporation” or “subsidiary corporation” (as such terms are defined in Section 424 of the Code) at the date of grant.  The aggregate Fair Market Value (generally determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under all plans of the Company and of any “parent corporation” or “subsidiary corporation” shall not exceed $100,000, or the Option shall be treated as a Nonqualified Stock Option.  For purposes of the preceding sentence, Incentive Stock Options will be taken into account generally in the order in which they are granted.  Each provision of the Plan and each Award Agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in Section 422 of the Code, and any provisions of the Award Agreement thereof that cannot be so construed shall be disregarded.

Article 7. Stock Appreciation Rights

7.1 Grant of Stock Appreciation Rights.  The Committee is hereby authorized to grant Stock Appreciation Rights to Participants.  Stock Appreciation Rights shall be evidenced by Award Agreements that shall conform to the requirements of the Plan and may contain such other provisions, as the Committee shall deem advisable.  Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of a specified number of Shares on the date of exercise over (b) the grant price of the right as specified by the Committee on the date of the grant.  Such payment may be in the form of cash, Shares, other property or any combination thereof, as the Committee shall determine in its sole discretion.

7.2 Terms of Stock Appreciation Right.  Subject to the terms of the Plan and any applicable Award Agreement, the grant price (which shall not be less than 100% of the Fair Market Value of a Share on the date of grant), term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee.  The Committee may impose such other conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.  No Stock Appreciation Right shall have a term of more than ten years from the date of grant.

Article 8. Restricted Stock

8.1 Grant of Restricted Stock.  The Committee is hereby authorized to grant Restricted Stock to Participants.  An Award of Restricted Stock is a grant by the Committee of a specified number of Shares to the Participant, which Shares are subject to forfeiture upon the occurrence of specified events.  Participants shall be awarded Restricted Stock in exchange for consideration not less than the minimum consideration required by applicable law.  Restricted Stock shall be evidenced by an Award Agreement, which shall conform to the requirements of the Plan and may contain such other provisions, as the Committee shall deem advisable.

8.2 Terms of Restricted Stock Awards.  Each Award Agreement evidencing a Restricted Stock grant shall specify the period(s) of restriction, the number of Shares of Restricted Stock subject to the Award, the performance, employment or other conditions (including the termination of a Participant's service whether due to death, disability or other cause) under which the Restricted Stock may be forfeited to the Company and such other provisions as the Committee shall determine.  Any Restricted Stock granted under the Plan shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates (in which case, the certificate(s) representing such Shares shall be legended as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and deposited by the Participant, together with a stock power endorsed in blank, with the Company, to be held in escrow during the Restriction Period).  At the end of the Restriction Period, the restrictions imposed hereunder and under the Award Agreement shall lapse with respect to the number of Shares of Restricted Stock as determined by the Committee, and the legend shall be removed and such number of Shares delivered to the Participant (or, where appropriate, the Participant's legal representative).

8.3 Voting and Dividend Rights. The Committee shall determine and set forth in a Participant’s Award Agreement whether or not a Participant holding Restricted Stock granted hereunder shall have the right to exercise voting rights with respect to the Restricted Stock during the Restriction Period (the Committee may require a Participant to grant an irrevocable proxy and power of substitution) and have the right to receive dividends on the Restricted Stock during the Restriction Period (and, if so, on what terms).

8.4 Performance Goals.  The Committee may condition the grant of Restricted Stock or the expiration of the Restriction Period upon the Participant's achievement of one or more performance goal(s) specified in the Award Agreement.  If the Participant fails to achieve the specified performance goal(s), the Committee shall not grant the Restricted Stock to such Participant or the Participant shall forfeit the Award of Restricted Stock to the Company, as applicable, unless otherwise provided in the Participant’s Award Agreement.

8.5 Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code concerning Restricted Stock, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9. Other Stock-Based Awards

The Committee, in its sole discretion, may grant Awards of Shares and Awards that are valued, in whole or in part, by reference to, or are otherwise based on the Fair Market Value of Shares (the “Other Stock-Based Awards”), including without limitation, restricted stock units and dividend equivalent rights.  Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives.  Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan.  Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards, whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares, and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

Article 10. Performance-Based Compensation

10.1 Grant of Performance-Based Compensation Awards.  To the extent permitted by Section 162(m) of the Code, the Committee is authorized to design any Award so that the amounts or Shares payable or distributed pursuant to such Award are treated as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and related regulations.  The vesting, crediting and/or payment of Performance-Based Compensation may be based on the achievement of any objective performance goals allowable under Section 162(m) of the Code and related regulations.

10.2 Performance Measures.  The vesting, crediting and/or payment of Performance-Based Compensation shall be based on the achievement of objective performance goals based on one or more of the following Performance Measures:  (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on shareholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) return on assets; (xix) store openings or refurbishment plans; (xx) staff training; and (xxi) corporate social responsibility policy implementation.

Any Performance Measure may be (i) used to measure the performance of the Company and/or any of its Subsidiaries or Affiliates as a whole, any business unit thereof or any combination thereof against any goal including past performance or (ii) compared to the performance of a group of comparable companies, or a published or special index, in each case that the Committee, in its sole discretion, deems appropriate.  Subject to Section 162(m) of the Code, the Committee may adjust the performance goals (including to prorate goals and payments for a partial Plan Year) in the event of the following occurrences:  (a) non-recurring events, including divestitures, spin-offs, or changes in accounting standards or policies; (b) mergers and acquisitions; and (c) financing transactions, including selling accounts receivable.

10.3 Establishment of Performance Goals for Covered Employees.  No later than 90 days after the commencement of a Performance Period (but in no event after 25% of such Performance Period has elapsed), the Committee shall establish in writing:  (a) the performance goals applicable to the Performance Period; (b) the targets to be used to measure the performance goals in terms of an objective formula or standard; (c) the formula for computing the amount of compensation payable to the Participant if such performance goals are obtained; and (d) the Participants or class of Participants to which such performance goals apply.  The outcome of such performance goals must be substantially uncertain when the Committee establishes the goals.

10.4 Adjustment of Performance-Based Compensation.  Awards that are designed to qualify as Performance-Based Compensation may not be adjusted upward.  The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

10.5 Certification of Performance.  Except for Awards that pay compensation attributable solely to an increase in the value of Shares, no Award designed to qualify as Performance-Based Compensation shall be vested, credited or paid, as applicable, with respect to any Participant until the Committee certifies in writing that the performance goals and any other material terms applicable to such Performance Period have been satisfied.

10.6 Terms of Performance-Based Compensation Awards.  Each provision of the Plan and each Award Agreement relating to Performance-Based Compensation shall be construed so that each such Award shall be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and related regulations, and any provisions of the Award Agreement thereof that cannot be so construed shall be disregarded.

Article 11. Termination of Service

11.1 Termination Employment.  If a Participant’s service is terminated then unless the Award Agreement provides otherwise, all unvested Awards will terminate as of the date the Participant is no longer receiving compensation from the Company (the “Termination Date”) and all vested Awards will terminate on the earliest of (a) the expiration of their term and (b) the 90th day following such Termination Date.

Article 12. Compliance with Section 409A of the Code

12.1 General.  The Company intends that all Awards be structured in compliance with, or to satisfy an exemption from, Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder (“Section 409A”), such that there are no adverse tax consequences, interest, or penalties as a result of the payments.  Notwithstanding the Company’s intention, in the event any Award is subject to Section 409A, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (a) exempt the Plan and/or any Award from the application of Section 409A, (b) preserve the intended tax treatment of any such Award, or (c) comply with the requirements of Section 409A, including without limitation any such regulations guidance, compliance programs and other interpretative authority that may be issued after the date of the grant.

12.2 Payments to Specified Employees.  Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of nonqualified deferred compensation (within the meaning of Section 409A) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A) as a result of his or her separation from service (other than a payment that is not subject to Section 409A) shall be delayed for the first six months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) on the payment date that immediately follows the end of such six-month period or as soon as administratively practicable thereafter.

12.3 Separation from Service.  A termination of employment shall not be deemed to have occurred for purposes of any provision of the Plan or any Award Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of employment, unless such termination is also a “separation from service” within the meaning of Section 409A and the payment thereof prior to a “separation from service” would violate Section 409A.  For purposes of any such provision of the Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.”

Article 13. Adjustments

13.1 Adjustments in Authorized Shares.  In the event of any corporate event or transaction involving the Company, a Subsidiary and/or an Affiliate (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, combination of Shares, exchange of Shares, dividend in kind, amalgamation, or other like change in capital structure (other than normal cash dividends to stockholders of the Company), or any similar corporate event or transaction, the Committee, to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust the number and kind of Shares or other property that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares or other property subject to outstanding Awards, the Option Price, grant price or purchase price applicable to outstanding Awards, the Annual Award Limits, and/or other value determinations applicable to the Plan or outstanding Awards.

13.2 Change in Control.  Upon the occurrence of a Change in Control after the Effective Date, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall determine otherwise in the Award Agreement, the Committee is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding Awards, including without limitation the following (or any combination thereof):  (a) continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; (b) substitution by the surviving company or corporation or its parent of awards with substantially the same terms for such outstanding Awards; (c) accelerated exercisability, vesting and/or lapse of restrictions under outstanding Awards immediately prior to the occurrence of such event; (d) upon written notice, provide that any outstanding Awards must be exercised, to the extent then exercisable, during a reasonable period of time immediately prior to the scheduled consummation of the event, or such other period as determined by the Committee (contingent upon the consummation of the event), and at the end of such period, such Awards shall terminate to the extent not so exercised within the relevant period; and (e) cancellation of all or any portion of outstanding Awards for fair value (as determined in the sole discretion of the Committee and which may be zero) which, in the case of Options and Stock Appreciation Rights or similar Awards, may equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Awards (or, if no such consideration is paid, Fair Market Value of the Shares subject to such outstanding Awards or portion thereof being cancelled) over the aggregate Option Price or grant price, as applicable, with respect to such Awards or portion thereof being canceled.

Article 14. Duration, Amendment, Modification, Suspension, and Termination

14.1 Duration of the Plan.  Unless sooner terminated as provided in Section 14.2 hereof, the Plan shall terminate on the tenth anniversary of the Effective Date.

14.2 Amendment, Modification, Suspension, and Termination of Plan.  The Committee may amend, alter, suspend, discontinue or terminate this Plan or any portion thereof or any Award (or Award Agreement) hereunder at any time, in its sole discretion.

Article 15. General Provisions

15.1 No Right to Service.  The granting of an Award under the Plan shall impose no obligation on the Company, any Subsidiary or any Affiliate to continue the service of a Participant and shall not lessen or affect any right that the Company, any Subsidiary or any Affiliate may have to terminate the service of such Participant.  No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards.  The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

15.2 Settlement of Awards; Fractional Shares.  Each Award Agreement shall establish the form in which the Award shall be settled.  The Committee shall determine whether cash, Awards, other securities or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be rounded, forfeited or otherwise eliminated.

15.3 Tax Withholding.  The Company shall have the power and the right to deduct or withhold automatically from any amount deliverable under the Award or otherwise, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.  With respect to required withholding, Participants may elect (subject to the Company's automatic withholding right set out above), subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction.

15.4 No Guarantees Regarding Tax Treatment.  Participants (or their beneficiaries) shall be responsible for all taxes with respect to any Awards under the Plan.  The Committee and the Company make no guarantees to any Person regarding the tax treatment of Awards or payments made under the Plan.  Neither the Committee nor the Company has any obligation to take any action to prevent the assessment of any tax on any Person with respect to any Award under Section 409A of the Code or Section 457A of the Code or otherwise and none of the Company, any of its Subsidiaries or Affiliates, or any of their employees or representatives shall have any liability to a Participant with respect thereto.

15.5 Section 16 Participants.  With respect to Participants subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act.  To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

15.6 Non-Transferability of Awards.  Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant except in the event of his or her death (subject to the applicable laws of descent and distribution) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.  No transfer shall be permitted for value or consideration.  An award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.  Any permitted transfer of the Awards to heirs or legatees of the Participant shall not be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

15.7 Conditions and Restrictions on Shares.  The Committee may impose such other conditions or restrictions on any Shares received in connection with an Award as it may deem advisable or desirable.  These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received for a specified period of time or a requirement that a Participant represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.  The certificates for Shares may include any legend which the Committee deems appropriate to reflect any conditions and restrictions applicable to such Shares.

15.8 Rights as a Stockholder.  Except as otherwise provided herein or in the applicable Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

15.9 Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

15.10 Unfunded Plan.  Participants shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Subsidiaries or Affiliates may make to aid it in meeting its obligations under the Plan.  Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other Person.  To the extent that any Person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.  All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts.  The Plan is not subject to the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

15.11 No Constraint on Corporate Action.  Nothing in the Plan shall be construed to (a) limit, impair, or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets, or (b) limit the right or power of the Company to take any action which such entity deems to be necessary or appropriate.

15.12 Successors.  All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

15.13 Governing Law.  The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

15.14 Effective Date. The Plan shall be effective as of the date of adoption by the Board, which date is set forth below (the “Effective Date”).

15.15 Stockholder Approval.  The Plan will be submitted for approval by the stockholders of the Company at an annual meeting or any special meeting of stockholders of the Company within 12 months of the Effective Date.  Any Awards granted under the Plan prior to such approval of stockholders shall be effective as of the date of grant, but no such Award may be exercised or settled and no restrictions relating to any Award may lapse prior to such stockholder approval, and if stockholders fail to approve the Plan as specified hereunder, the Plan and any Award shall be terminated and cancelled without consideration.

*           *           *

This Plan was duly adopted and approved by the Board of the Company by resolution at a meeting held on the 15th day of April, 2010.

GENERAL DIRECTIONS TO
THE ANNUAL MEETING

From Lambert St. Louis Airport: Take Interstate 70 East to Interstate 170 South and exit at Forest Park Parkway. Travel 0.5 miles on Forest Park Parkway and then use Central exit. At the foot of the ramp, make the first right onto Bonhomme Avenue. The hotel is one and a half blocks ahead on the right.

From the west: Take Interstate 64 East to Interstate 170 North. Take the first exit onto Forest Park Parkway. Travel 0.5 miles on Forest Park Parkway and then use Central exit.  At the foot of the ramp, make the first right onto Bonhomme Avenue. The hotel is one and a half blocks ahead on the right.

From the east: Take Interstate 64 west to Hanley Road. Take a right onto Hanley and continue approximately 1 mile to Bonhomme Avenue. Turn left onto Bonhomme, and the hotel is one block ahead on the left.

Sheraton Clayton Plaza Hotel
7730 Bonhomme Avenue
St. Louis, MO 63105
www.sheratonclaytonhotel.com
Hotel phone number: (314) 863-0400

PROXY NOTICE AND PROXY CARD

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 23, 2010

VIASYSTEMS GROUP, INC.

VIASYSTEMS GROUP, INC.
101 SOUTH HANLEY ROAD, SUITE 400
ST. LOUIS, MO 63105
ATTN: DANIEL WEBER

0000067486_1 R2.09.05.010

Meeting Information

Meeting Type: Annual Meeting
For holders as of: April 29, 2010
Date: June 23, 2010 **Time:** 10:00 AM CDT
Location: Sheraton Clayton Plaza Hotel
7730 Bonhomme Avenue
St. Louis, MO 63105

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Annual Report on Form 10-K for the fiscal year ending December 31, 2009 2. Notice & Proxy Statement

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before June 09, 2010 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

0000067486_2 R2.09.05.010

Voting items

The Board of Directors recommends that you vote FOR the following:

1. Election of Directors

Nominees

01 David M. Sindelar	02 Timothy L. Conlon	03 Christopher J. Steffen	04 Michael D. Burger	05 Robert F. Cummings Jr.
06 Kirby A. Dyess	07 Peter Frank	08 Jack D. Furst	09 Edward Herring	10 William C. McCormick
11 Richard A. McGinn	12 Richard W. Vieser			

The Board of Directors recommends you vote FOR the following proposal(s):

4 In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

NOTE: 401K plan participants must vote by 11:59 p.m. EDT, Sunday, June 20, 2010 in order for their votes to be counted.

0000067486_3 R2.09.05.010

VIASYSTEMS GROUP, INC.
101 SOUTH HANLEY ROAD, SUITE 400
ST. LOUIS, MO 63105
ATTN: DANIEL WEBER

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends that you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 David M. Sindelar
02 Timothy L. Conlon
03 Christopher J. Steffen
04 Michael D. Burger
05 Robert F. Cummings Jr.
06 Kirby A. Dyess
07 Peter Frank
08 Jack D. Furst
09 Edward Herring
10 William C. McCormick
11 Richard A. McGinn
12 Richard W. Vieser

The Board of Directors recommends you vote FOR the following proposal(s):

	For	Against	Abstain
2 Ratification of the appointment of Ernst & Young LLP as Viasystems Group, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2010.	☐	☐	☐
3 Approval of the Viasystems Group, Inc. 2010 Equity Incentive Plan.	☐	☐	☐
4 In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.	☐	☐	☐

NOTE: 401K plan participants must vote by 11:59 p.m. EDT, Sunday, June 20, 2010 in order for their votes to be counted.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000067487_1 R2.09.05.010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report on Form 10-K for the fiscal year ending December 31, 2009, Notice & Proxy Statement is/are available at www.proxyvote.com .

VIASYSTEMS GROUP, INC.
Annual Meeting of Stockholders
June 23, 2010 10:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) David M. Sindelar and Gerald G. Sax or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of VIASYSTEMS GROUP, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholders to be held at 10:00 AM, CDT on June 23, 2010, at the Sheraton Clayton Plaza Hotel, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000067487_2 R2.09.05.010